Exhibit 10.17

Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, certain portions of this exhibit have been omitted because it is both not material and the type of information that the company treats as private or confidential.

AMALGAMATION AGREEMENT

among

TRENCHANT LIFE SCIENCES INVESTMENT CORP.

and

ASEP MEDICAL INC.

and

1295277 B.C. LTD.

June 3, 2021

Article 8 CLOSING		28

Article 9 TERM AND TERMINATION		28

Section 9.1	Term	28

Section 9.2	Termination	28

Article 10 GENERAL		28

Section 10.1	Time of Essence	28

Section 10.2	Notices	28

Section 10.3	Further Assurances	28

Section 10.4	Public Notice	28

Section 10.5	Independent Legal Advice	28

Section 10.6	Amendment and Waiver	28

Section 10.7	Assignment and Enurement	28

Section 10.8	Severability	28

Section 10.9	Counterparts	28

Section 10.10	Facsimile Signatures	28

AMALGAMATION AGREEMENT

THIS AMALGAMATION AGREEMENT (this “Agreement”) is dated the 3rd day of June, 2021.

AMONG:

TRENCHANT LIFE SCIENCES INVESTMENT CORP., a corporation existing under the Business Corporations Act (British Columbia),

(“TCC SpinCo”)

AND:

ASEP MEDICAL INC, a corporation existing under the Business Corporations Act (British Columbia),

(“ASEP”)

AND:

1295277 B.C. LTD., a corporation existing under the Business Corporations Act (British Columbia),

(“NewCo”)

WHEREAS:

A.	TCC SpinCo is a newly incorporated, wholly-owned subsidiary of TCC and NewCo is a newly incorporated, wholly-owned subsidiary of TCC SpinCo;

B.	It is intended that ASEP and NewCo will amalgamate under the provisions of the BCBCA (as defined herein) (the “Amalgamation”) and the terms and conditions of this Agreement to form one corporation, which will continue under the name “ASEP Medical Inc.” (“AmalCo”); and

C.	Upon the Amalgamation Effective Date (as defined herein), among other things, the outstanding common shares of ASEP will be exchanged for common shares of TCC SpinCo in accordance with the provisions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties (as defined herein), the Parties covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.1	Definitions

In this Agreement, the following words and terms have the meanings ascribed to them below:

“1933 Act” means the United States Securities Act of 1933, as amended;

“ABT” means ABT Innovations Inc., a corporation existing under the BCBCA;

“ABT Additional Option” means the option to acquire the remaining 49.9% fully-diluted equity interest in ABT from all of the ABT Shareholders following the exercise of the ABT Option pursuant to the terms of the ABT Option Agreement and the UBC Option Agreement;

“ABT Option” means the option to acquire a 50.1% fully-diluted equity interest in ABT granted by ABT to ASEP pursuant to the terms of the ABT Option Agreement;

“ABT Option Agreement” means the option agreement among ASEP, ABT and all of the ABT Shareholders other than UBC dated May 14, 2021 pursuant to which ABT granted ASEP the ABT Option;

“ABT Shareholders” means, collectively, the Hancock Family (2008) Trust, Mike Graw, UBC, Cesar de la Fuente Nunez, Evan Haney, Havard Jenssen, Jason Kindrachuk, Ashley Hilchie, Artem Cherkasov, Yoan Brito-Sanchez, Kai Hilpert, Christopher Fjell, Joerg Overhage, 2809539 Ontario Inc., and such other Persons who may, from time to time, become a shareholder of ABT;

“Agreement” means this agreement, including all Schedules, as it may be supplemented or amended by written agreement among the Parties;

“AmalCo” has the meaning set forth in the recitals above;

“AmalCo Shares” means common shares in the capital of AmalCo;

“Amalgamation” has the meaning set forth in the recitals above;

“Amalgamation Application” means the amalgamation application that will be filed with the Registrar under subsection 275(1)(a) of the BCBCA in order to give effect to the Amalgamation, substantially in the form attached hereto as Schedule C;

“Amalgamation Effective Date” means the effective date of the Amalgamation as set forth in the Certificate of Amalgamation issued to AmalCo;

“Applicable Canadian Securities Laws” means, collectively, and as the context may require, the applicable securities legislation of each of the provinces and territories of Canada, and the rules, regulations, instruments, orders and policies published and/or promulgated thereunder, as such may be amended from time to time prior to the Amalgamation Effective Date;

“Applicable Laws” in the context that refers to one or more Persons, means any domestic or foreign, federal, state, provincial or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority, and any terms and conditions of any grant of approval, permission, authority or license of any Governmental Authority, that is binding upon or applicable to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or persons or its or their business, undertaking, property or securities;

“ASEP” has the meaning set forth in the recitals above;

“ASEP A Shares” means the Class A Common Voting shares in the capital of ASEP;

“ASEP B Shares” means the Class B Common Voting shares in the capital of ASEP;

“ASEP Board” means the board of directors of ASEP;

“ASEP C Shares” means the Class C Common Non-Voting shares in the capital of ASEP;

“ASEP Debentures” means secured but unregistered interest-bearing convertible debentures of ASEP with an aggregate principal amount of up to $2,029,000;

“ASEP Conversion” means the conversion of all of the principal outstanding under the ASEP Debentures into ASEP Shares at the ASEP Conversion Price, with all accrued but unpaid interest thereon to be paid in cash;

“ASEP Conversion Price” means conversion price per ASEP Share calculated by dividing (A) by (B), where (A) is $8,000,000, and where (B) is the product obtained by adding (x) the number of ASEP Shares that are issued and outstanding as of the date of the ASEP Conversion on a fully diluted basis assuming conversion of all outstanding convertible securities of ASEP other than the ASEP Debentures, with (y) the TCC SpinCo Financing;

“ASEP Disclosure Letter” means the disclosure letter executed by ASEP and delivered to TCCSpinCo on the date hereof in connection with the execution of this Agreement;

“ASEP Dissent Rights” means the dissent rights exercisable by the ASEP Shareholders in connection with the Amalgamation pursuant to Section 272 of the BCBCA;

“ASEP Financial Statements” means the audited annual financial statements of ASEP from the date of incorporation on August 12, 2020 to the year ended December 31, 2020, and the notes thereto, and the auditor reviewed financial statements of ASEP for the three months ended March 31, 2021, and the notes thereto;

“ASEP Meeting” means the special meeting of the ASEP Shareholders, including any adjournment or postponement thereof, for the purpose of, among other things, considering and, if thought fit, approving the ASEP Resolution;

“ASEP Notice of Meeting” means the notice of meeting sent to ASEP Shareholders in connection with the ASEP Meeting together with all documents enclosed therewith;

“ASEP Resolution” means the special resolution of the ASEP Shareholders approving the Amalgamation and this Agreement, substantially in the form attached hereto as Schedule A;

“ASEP Shareholders” means, at any time, the holders of ASEP Shares;

“ASEP Shares” means, collectively, the ASEP A Shares, the ASEP B Shares and the ASEP C Shares;

“ASEP Third Seed Financing” means the completion of debt financing to raise an aggregate principal amount of up to $2,029,000 in consideration for the issuance of the ASEP Debentures;

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations promulgated thereunder, as amended from time to time;

“BCSC” means the British Columbia Securities Commission;

“Business Day” means any day excluding a Saturday, Sunday or statutory holiday in the Province of British Columbia;

“Certificate of Amalgamation” means the certificate of amalgamation to be issued by the Registrar in respect of the Amalgamation in accordance with Subsection 281 of the BCBCA;

“Claim” means any claim, demand, action, cause of action, suit, arbitration, investigation, proceeding, complaint, grievance, charge, prosecution, assessment or reassessment, including any appeal or application for review;

“Closing” means the closing of the Transaction;

“Closing Date” means the date of Closing, which is the day that is five (5) Business Days following the Amalgamation Effective Date, or such other date as the Parties may agree;

“Constating Documents” means as to each of the Parties, its certificate of incorporation, notice of articles and articles as in effect as of the date of this Agreement;

“Contract” means any agreement, understanding, undertaking, commitment, license or lease, whether written or oral;

“Corporate Records” means books, ledgers, files, lists, reports, plans, logs, deeds, surveys, correspondence, operating records, Tax Returns and other data and information, including all data and information stored on computer-related or other electronic media, maintained with respect to ASEP, TCC SpinCo and NewCo;

“CDRD” means CDRD Ventures Inc., a corporation existing under the BCBCA;

“CDRD Loan” means the secured loan in the principal amount of $250,000 from CDRD to Sepset, pursuant to the terms and conditions of the CDRD Loan Agreement;

“CDRD Loan Agreement” means the loan agreement dated March 1, 2017, as amended on February 28, 2019 and June 30, 2019, between Sepset and CDRD documenting the CDRD Loan;

“CSE” means the Canadian Securities Exchange;

“CSE Conditional Approval” has the meaning ascribed thereto in Section 7.1(d);

“Encumbrance” means any security interest, mortgage, charge, pledge, hypothec, lien, encumbrance, restriction, option, adverse Claim, right of others or other encumbrance of any kind;

“Governmental Authority” means any federal, provincial, state, local, municipal, regional, territorial, aboriginal, or other government, governmental or public department, branch, ministry, or court, domestic or foreign, including any district, agency, commission, board, arbitration panel or authority exercising or entitled to exercise any administrative, executive, judicial, ministerial, prerogative, legislative, regulatory or taxing authority or power of any nature as well as any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of them, and any subdivision of any of them, including the BCSC and the CSE;

“IFRS” means International Financial Reporting Standards;

“Law” or “Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, statutory rules, principles of law, published policies and guidelines, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Authority, and the term “applicable” with respect to Laws and in a context that refers to one or more Persons, means that the Laws apply to the Person or Persons, or its or their business, undertaking, property or securities, and emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

“Material Adverse Change” or “Material Adverse Effect” means with respect to a Person, any matter or action that has an effect or change that is, or would reasonably be expected to be, material and adverse to the business, results of operations, assets, capitalization, financial condition, rights, liabilities or prospects, contractual or otherwise, of such Person and its subsidiaries, if applicable, taken as a whole, other than any matter, action, effect or change relating to or resulting from: (i) a matter that has been publicly disclosed prior to the date of this Agreement or otherwise disclosed in writing by a Party to the other Party prior to the date of this Agreement; (ii) any action or inaction taken by such Person to which the other Person had consented in writing; (iii) the announcement of the transactions contemplated by the Amalgamation or this Agreement; or (iv) general economic, financial, currency exchange, securities, banking or commodity market conditions in the United States, Canada or worldwide;

“Material Change” and “Material Fact” has the meanings ascribed thereto under Applicable Canadian Securities Laws;

“Material Contract” means a Contract considered a material contract under Applicable Canadian Securities Laws;

“NewCo” has the meaning set forth in the recitals above;

“NewCo Shares” means common shares in the capital of NewCo;

“Parties” means, collectively, TCC SpinCo, ASEP and NewCo;

“Party” means any one of TCC SpinCo, ASEP or NewCo;

“Person” means an individual, body corporate, sole proprietorship, partnership, trust, unincorporated association, unincorporated syndicate, unincorporated organization, or another entity, and a natural person acting in his or her individual capacity or in his or her capacity as executor, trustee, administrator or legal representative, and any Governmental Authority;

“Prospectus” means the non-offering prospectus of TCC SpinCo prepared in accordance with Form 41- 101F1 – Information Required in a Prospectus, to be filed by TCC SpinCo in connection with the Transaction with the BCSC or such other such other securities regulatory authority in a province of Canada as may be determined by TCC SpinCo;

“Receipt” means the receipt of the final Prospectus;

“Registrar” means the registrar appointed under section 400 of the BCBCA;

“Regulation D” means Regulation D adopted by the SEC under the 1933 Act;

“Regulation S” means Regulation S adopted by the SEC under the 1933 Act;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the Securities Act (British Columbia);

“SEDAR” means the Canadian System for Electronic Document Analysis and Retrieval;

“Sepset” means Sepset Biosciences Inc., a corporation existing under the BCBCA;

“Sepset Additional Option” means the option to acquire the remaining 49.9% fully-diluted equity interest in Sepset from all of the Sepset Shareholders following the exercise of the Sepset Option granted by Sepset to ASEP pursuant to the terms of the Sepset Option Agreement;

“Sepset Option” means the option to acquire a 50.1% fully-diluted equity interest in Sepset granted by Sepset to ASEP pursuant to the terms of the Sepset Option Agreement;

“Sepset Option Agreement” means the option agreement among ASEP, Sepset and the Sepset Shareholders dated May 14, 2021 pursuant to which Sepset granted ASEP the Sepset Option;

“Sepset Shareholders” means, collectively, CDRD, Robert E.W. Hancock, Olga M. Pena Serrato, David Hancock, John Boyd, Mike Graw, 2809539 Ontario Inc., and such other Persons who may, from time to time, become a shareholder of Sepset;

“Tax” means all taxes, duties, fees, premiums, assessments, imposts, levies, rates, withholdings, dues, government contributions and other charges of any kind whatsoever, whether direct or indirect, together with all interest, penalties, fines, additions to tax or other additional amounts, imposed by any Governmental Authority;

“Tax Act” mean the Income Tax Act (Canada), and the regulations promulgated thereunder, as amended from time to time;

“Tax Return” means any return, report, declaration, designation, election, undertaking, waiver, notice, filing, information return, statement, form, certificate or any other document or materials relating to Taxes, including any related or supporting information with respect to any of the foregoing, filed or to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of Taxes;

“TCC” means Trenchant Capital Corp., a corporation existing under the BCBCA;

“TCC SpinCo” has the meaning set forth in the recitals above;

“TCC SpinCo Board” means the board of directors of TCC SpinCo;

“TCC SpinCo Board Reconstitution” has the meaning ascribed thereto in Section 2.12;

“TCC SpinCo Debentures” means unsecured interest-bearing convertible debentures of TCC SpinCo with an aggregate principal amount of up to $500,000, convertible into TCC SpinCo Shares at the ASEP Conversion Price, with all accrued but unpaid interest thereon to be paid in cash

“TCC SpinCo Financial Statements” means the audited annual financial statements of TCC SpinCo for the period from incorporation on January 20, 2021 to April 30, 2021;

“TCC SpinCo Financing” means TCC SpinCo’s brokered private placement of a minimum of 12,500,000 TCC SpinCo Special Warrants at a price of $0.40 per TCC SpinCo Special Warrant for aggregate gross proceeds of a minimum of $5,000,000 to be completed prior to Closing;

“TCC SpinCo Preferred Shares” means preferred shares in the capital of TCC SpinCo;

“TCC SpinCo Shares” means common shares in the capital of TCC SpinCo;

“TCC SpinCo Special Warrants” means non-transferable TCC SpinCo special share purchase warrants, each of which is convertible into TCC SpinCo Shares pursuant to the terms and conditions set forth in the certificates representing such TCC SpinCo Special Warrant, on the earlier of:

(i)	the first (1st) Business Day following the day on which TCC SpinCo has been issued a Receipt by or on behalf of the BCSC or such other securities regulatory authority in a province of Canada as may be determined by TCC SpinCo, or

(ii)	the 180th day following the date of issuance of the TCC SpinCo Special Warrant;

“TCC SpinCo Stock Option Plan” means the stock option plan substantially in the form attached hereto as Schedule D;

“Transaction” means, collectively, the transactions contemplated by this Agreement including the TCC SpinCo Financing, the exercise of the ABT Option, the exercise of the Sepset Option and the Amalgamation;

“UBC” means the University of British Columbia;

“UBC Option” means the option to acquire all of UBC’s equity interest in ABT granted by UBC to ASEP pursuant to the terms of the UBC Option Agreement;

“UBC Option Agreement” means the option agreement between ASEP, ABT and UBC dated May 14, 2021 pursuant to which UBC granted ASEP the UBC Option; and

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

Section 1.2	Certain Rules of Interpretation

(a)	In this Agreement, words signifying the singular number include the plural and vice versa, and words signifying gender include all genders. Every use of the word “including” in this Agreement is to be construed as meaning “including, without limitation”.

(b)	The division of this Agreement into Articles and Sections, the insertion of headings and the provision of a table of contents are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(c)	Unless otherwise specified in this Agreement, time periods within which or following which any payment is to be made or act is to be done will be calculated by excluding the day on which the period begins and including the day on which the period ends. If the last day of a time period is not a Business Day, the time period will end on the next Business Day.

(d)	Unless otherwise specified, any reference in this Agreement to any statute includes all regulations made under or in connection with that statute from time to time, and is to be construed as a reference to that statute as amended, supplemented or replaced from time to time.

Section 1.3	Governing Law

This Agreement is governed by, and is to be construed and interpreted exclusively in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein. The Parties hereto irrevocably attorn to the exclusive jurisdiction of the courts of British Columbia to resolve any disputes arising hereunder.

Section 1.4	Entire Agreement

This Agreement, together with the agreements and other documents to be delivered pursuant to this Agreement, constitutes the entire agreement among the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no representations, warranties or other agreements among the Parties in connection with the subject matter of this Agreement except as specifically set out in this Agreement or the other agreements and documents delivered pursuant to this Agreement. No Party has been induced to enter into this Agreement in reliance on, and there will be no liability assessed, either in tort or contract, with respect to, any warranty, representation, opinion, advice or assertion of fact, except to the extent it has been reduced to writing and included as a term in this Agreement or in one of the other agreements and documents delivered pursuant to this Agreement.

Section 1.5	Knowledge

Where the phrase “to the knowledge of TCC SpinCo” or “to the knowledge of ASEP” is used, such phrase will mean, in respect of each representation and warranty or other statement which is qualified by such phrase, that such representation and warranty or other statement is being made based upon, in the case of TCC SpinCo, the collective knowledge of the directors and officers of TCC SpinCo, and in the case of ASEP, the collective knowledge of the directors and officers of ASEP and in all cases, “knowledge” means the actual knowledge of such directors and officers after due inquiry.

Section 1.6	Schedules

The following schedules are attached to, and are deemed to be incorporated into and form part of, this Agreement:

Schedule A	Form of ASEP Resolution
Schedule B	Form of Articles of AmalCo
Schedule C	Form of Amalgamation Application
Schedule D	Form of TCC SpinCo Stock Option Plan

ARTICLE 2

THE TRANSACTION

Section 2.1	ASEP Conversion

Prior to the Amalgamation Effective Date, ASEP will effect the ASEP Conversion.

Section 2.2	Amalgamation

ASEP, NewCo, and TCC SpinCo will effect the Amalgamation on the terms and subject to the conditions contained in this Agreement.

Section 2.3	Effect of Amalgamation

On the Amalgamation Effective Date and in consequence of the Amalgamation:

(a)	ASEP and NewCo will be amalgamated and continue as one corporation;

(b)	each of ASEP and NewCo will cease to exist as entities separate from AmalCo;

(c)	all of the property of each of NewCo and ASEP will continue to be the property of AmalCo;

(d)	AmalCo will continue to be liable for all of the liabilities and the obligations of each of NewCo and ASEP;

(e)	the Articles attached hereto as Schedule B will be the articles of AmalCo;

(f)	AmalCo will be a wholly-owned subsidiary of TCC SpinCo; and

(g)	all of the shareholders who owned shares of ASEP or NewCo immediately before the Amalgamation will receive shares on the basis as set out in this Agreement.

Section 2.4	Name

The name of AmalCo will be “ASEP Medical Inc.” or such other name as agreed to by the Parties.

Section 2.5	Registered Office

The registered office of AmalCo will be 800 – 885 West Georgia Street, Vancouver, British Columbia V6C 3H1.

Section 2.6	Authorized Capital and Restriction on Share Transfers

The authorized capital of AmalCo will consist of an unlimited number of common shares without par value, which will have the rights, privileges, restrictions and conditions set out in the Articles. No shares of AmalCo may be transferred except in compliance with the restrictions set out in the Articles.

Section 2.7	Fiscal Year

The fiscal year end of AmalCo will be December 31st of each calendar year.

Section 2.8	Business

There will be no restriction on the business which AmalCo is authorized to carry on.

Section 2.9	Initial Director of AmalCo

The first directors of AmalCo will be Rudy Mazzocchi and Bob Hancock and such directors will hold office until the first annual meeting of shareholders of AmalCo or until their successor is elected or appointed.

Section 2.10	Completion of the Amalgamation

Upon the satisfaction or waiver of the conditions herein contained in favour of each Party, ASEP and NewCo will immediately file the Amalgamation Application and such other documents as may be required to give effect to the Amalgamation. The Amalgamation will become effective at the Amalgamation Effective Date.

Section 2.11	Conversion of Debenture and Exchange of Shares and Special Warrants

Effective on the Amalgamation Effective Date and in consequence of the Amalgamation:

(a)	each TCC SpinCo Debenture then outstanding will automatically convert into TCC SpinCo Shares, without payment of any consideration in addition to that paid for such TCC SpinCo Debenture, in accordance with the terms and conditions set form in the certificates representing such TCC SpinCo Debentures;

(b)	each ASEP Shareholder will receive one TCC SpinCo Share in exchange for each ASEP Share held by such holder immediately prior to the Amalgamation Effective Date at a deemed price of $0.40 per TCC SpinCo Share issued and the ASEP Shares will be cancelled;

(c)	the NewCo Shares will be cancelled and replaced by AmalCo Shares on the basis of one AmalCo Share for each NewCo Share;

(d)	TCC SpinCo will add to the stated capital account maintained in respect of the TCC SpinCo Shares an amount equal to the paid-up capital for purposes of the Tax Act of the ASEP Shares immediately before the Amalgamation Effective Date;

(e)	the aggregate stated capital maintained in respect of the AmalCo Shares issued pursuant to the Amalgamation will be the aggregate of the paid-up capital for the purposes of the Tax Act of the NewCo Shares and the ASEP Shares immediately before the Amalgamation Effective Date;

(f)	in consideration for TCC SpinCo’s issuance of TCC SpinCo Shares referenced in Section 2.ll(a), AmalCo will issue to TCC SpinCo one AmalCo Share for each TCC SpinCo Share issued by TCC SpinCo to ASEP Shareholders under Section 2.ll(a);

(g)	each TCC SpinCo Special Warrant will automatically convert into one additional TCC SpinCo Share, without payment of any consideration in addition to that paid for such TCC SpinCo Special Warrant; and

(h)	TCC SpinCo will change its name to “ASEP Medical Holdings Inc.”.

Section 2.12	Directors and Officers of TCC SpinCo

The TCC SpinCo Board shall, prior to the completion of the Amalgamation, procure the duly executed resignation and mutual releases in the form and substance satisfactory to the Parties, acting reasonably, from each director and officer of TCC SpinCo who will no longer be serving in such capacity or capacities following completion of the Amalgamation such that, upon the Amalgamation Effective Date, the directors and officers of TCC SpinCo will be as follows (collectively, the ‘‘TCC SpinCo Board Reconstitution”):

Name	Position
Rudy Mazzocchi	Executive Chairman, Chief Executive Officer and Director
Bob Hancock	Chief Science Officer and Director
Derrold Norgaard	Independent Director
Timothy Murphy	Independent Director
Jen Gretchen	Chief Financial Officer
Fadia Saad	Chief Business Development Officer

Section 2.13	TCC SpinCo Guarantee

TCC SpinCo hereby unconditionally and irrevocably guarantees the due and punctual performance by NewCo of each and every covenant and obligation of NewCo arising under the Amalgamation. TCC SpinCo hereby agrees that ASEP will not have to proceed first against NewCo before exercising its rights under this guarantee against TCCSpinCo.

Section 2.14	Issuance of TCC SpinCo Shares upon Additional Option Exercise

Subject to and conditional upon the Closing, TCC SpinCo shall, as the sole shareholder of AmalCo, upon the due exercise by AmalCo of the ABT Additional Option and Sepset Additional Option, as applicable, in accordance with the terms and conditions of the ABT Option Agreement, the Sepset Option Agreement and the UBC Option Agreement, as applicable, seek to issue such number of TCC SpinCo Shares up to the Additional Option Exercise Price (as such term is defined in each of the ABT Option Agreement and Sepset Option Agreement) in order for AmalCo to exercise such ABT Additional Option or Sepset Additional Option, as applicable, if and when deemed desirable.

Section 2.15	Treatment of Restricted Securities under the 1933 Act

The Parties agree that the TCC SpinCo Shares issued in connection with the Amalgamation to or for the account or benefit of any former ASEP Shareholder who is a U.S. Person (as defined in Regulation S) or person in the United States will be “restricted securities” within the meaning of Rule 144 under the 1933 Act and each certificate representing such TCC SpinCo Share will bear a legend in substantially the form that follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR UNDER ANY STATE SECURITIES LAWS AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE144 UNDER THE 1933 ACT. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF ASEP MEDICAL HOLDINGS INC. (THE “ISSUER”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE UNITED STATES STATE LAWS AND REGULATIONS AND APPLICABLE LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT.”

Section 2.16	Dissent Rights

Registered ASEP Shareholders entitled to vote at the ASEP Meeting will be entitled to exercise ASEP Dissent Rights with respect to their ASEP Shares in connection with the Amalgamation pursuant to and in the manner set forth in the ASEP Notice of Meeting. ASEP will give TCC SpinCo notice of any written notice of dissent, withdrawal of such notice, and any other instruments serviced pursuant to such dissent rights and received by ASEP and will provide TCC SpinCo with copies of such notices and written objections. ASEP Shares which are held by a dissenting ASEP Shareholder will not be exchanged for TCC SpinCo Shares pursuant to the Amalgamation. However, if a dissenting ASEP Shareholder fails to perfect or effectively withdraws such dissenting ASEP Shareholder’s Claim under the BCBCA or forfeits such dissenting ASEP Shareholder’s right to make a Claim under the BCBCA, or if such dissenting ASEP Shareholder’s rights as a ASEP Shareholder are otherwise reinstated, such ASEP Shareholder’s ASEP Shares will thereupon be deemed to have been exchanged for TCC SpinCo Shares as of the Amalgamation Effective Time as prescribed herein.

ARTICLE 3

SHAREHOLDER INFORMATION, PROSPECTUS AND MEETING

Section 3.1	Prospectus

(a)	The Parties will use all commercially reasonable efforts to prepare and complete, in consultation with each other, the Prospectus together with any other documents required by Applicable Laws in connection with the Transaction. The Parties will use their commercially reasonable efforts to cause the Prospectus and such other documents, as applicable, to be filed under the profile of TCC SpinCo on SEDAR as soon as practicable, and, in any event, no later than August 31, 2021, unless otherwise agreed to by the Parties; provided that each Party delivers to the other Parties all requisite information of such Party, financial or otherwise, and any other requisite materials for inclusion in the Prospectus no later than May 20, 2021, unless otherwise agreed to by the Parties.

(b)	The Parties will ensure that the Prospectus complies in material respects with Applicable Laws, does not contain any misrepresentation. TCC SpinCo will give ASEP and its legal counsel a reasonable opportunity to review and comment on drafts of the Prospectus and other related documents, and will give reasonable consideration to any comments made by ASEP and its legal counsel. TCC SpinCo and ASEP will each provide all necessary information concerning them that is required by Applicable Laws to be included with respect to each of them in the Prospectus, and will use their best efforts to ensure that such information does not contain any misrepresentation. Each Party will promptly notify the other Parties if it becomes aware that the Prospectus contains a misrepresentation, or otherwise requires an amendment or supplement. The Parties will co-operate in the preparation of any such amendment or supplement as required or appropriate, and the Parties will, as required by Applicable Laws, promptly file on SEDAR and, if required by Applicable Laws, file the same with any other Governmental Authority.

Section 3.2	ASEP Meeting or Consent Resolution

(a)	Unless otherwise approved by way of unanimous ASEP Shareholders’ resolution as set forth in Section 3.2(c) below, ASEP will convene and conduct the ASEP Meeting on or before June 7, 2021, or such later date as may be mutually agreed to by TCC SpinCo and ASEP, and not adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the ASEP Meeting without the prior written consent of the other Party, except in the case of an adjournment, as required for quorum purposes.

(b)	ASEP and TCC SpinCo will ensure that the ASEP Notice of Meeting complies in all material respects with Applicable Laws, does not contain any misrepresentation, and provides the ASEP Shareholders with sufficient information to permit them to form a reasoned judgement concerning the matters to be placed before the ASEP Meeting. ASEP will give TCC SpinCo and its legal counsel a reasonable opportunity to review and comment on drafts of the ASEP Notice of Meeting and other related documents, and will give reasonable consideration to any comments made by TCC SpinCo and its legal counsel. ASEP will promptly notify TCC SpinCo if it becomes aware that the ASEP Notice of Meeting contains a misrepresentation, or otherwise requires an amendment or supplement. The Parties will co-operate in the preparation of any such amendment or supplement as required or appropriate with respect to the ASEP Notice of Meeting, and the Parties will, as required by Applicable Laws, promptly mail any such amendment or supplement to the ASEP Shareholders and, if required by Applicable Laws, file the same with any other Governmental Authority.

(c)	The Parties acknowledge and agree that rather than hold the ASEP Meeting, ASEP may obtain shareholder approval of the ASEP Resolution by way of consent resolution in accordance with the BCBCA.

Section 3.3	Preparation of Filings

The Parties, as applicable, will co-operate in the preparation of any application for any required Authorization and any other orders, registrations, consents, filings, rulings, exemptions, no-action letters and approvals, and in the preparation of any documents, reasonably deemed by any of the Parties to be necessary to discharge its respective obligations under this Agreement or otherwise advisable under Applicable Laws.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.1	Representations and Warranties of TCC SpinCo and NewCo

TCC SpinCo and NewCo jointly and severally represent and warrant to ASEP as follows, and acknowledge that ASEP is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a)	each of TCC SpinCo and NewCo has good and sufficient right and authority to enter into this Agreement and carry out its intentions hereunder;

(b)	TCC SpinCo is duly incorporated under the BCBCA, is currently in good standing, and is not subject to any regulatory decision or order prohibiting or restricting trading in its shares;

(c)	NewCo is duly incorporated under the BCBCA, is currently in good standing, and not subject to any regulatory decision or order prohibiting or restricting trading in its shares;

(d)	TCC SpinCo is not a reporting issuer in any jurisdiction and no TCC SpinCo Shares are listed or quoted on any stock exchange or stock trading system;

(e)	NewCo is not a reporting issuer in any jurisdiction and no NewCo Shares are listed or quoted on any stock exchange or stock trading system;

(f)	TCC SpinCo is authorized to issue an unlimited number of TCC SpinCo Shares, of which 17,000,000 TCC SpinCo Shares are currently issued and outstanding on the date hereof, an unlimited number of TCC SpinCo Preferred Shares, of which none are currently issued and outstanding on the date hereof, and as of the Amalgamation Effective Date will have no more than 31,406,250 TCC SpinCo Shares issued and outstanding (inclusive of a minimum of 12,500,000 TCC SpinCo Shares issuable upon the due exercise of a minimum of 12,500,000 TCC SpinCo Special Warrants in accordance with the terms and conditions of the certificates representing such TCC SpinCo Special Warrants and approximately 1,906,250 TCC SpinCo Shares issuable upon the due conversion of the TCC SpinCo Debentures in accordance with the terms and conditions of the certificates representing such TCC SpinCo Debentures);

(g)	the TCC SpinCo Shares to be issued to ASEP Shareholders will be issued as fully paid and non- assessable common shares in the capital of TCC SpinCo, free and clear of any and all Encumbrances, liens, charges, demands of whatsoever nature;

(h)	NewCo is authorized to issue an unlimited number of common shares, of which one (1) common share is outstanding as at the date hereof which is held by TCC SpinCo;

(i)	other than the securities referred to in Section 4.1(f) and the TCC SpinCo Shares underlying the TCC SpinCo Special Warrants pursuant to the TCC SpinCo Financing, and the TCC SpinCo Shares underlying the TCC SpinCo Debentures, or as otherwise provided in this Agreement there are no other shares, options, warrants, convertible notes or debentures, agreements, documents, instruments or other writings of any kind whatsoever which constitute a “security” of TCC SpinCo (as that term is defined in the Securities Act) and TCC SpinCo has no agreements or commitments of any character whatsoever convertible into, or exchangeable or exercisable for or otherwise requiring the issuance, sale or transfer by TCC SpinCo of any TCC SpinCo Shares or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any TCC SpinCo Shares;

(j)	there are no outstanding actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of TCC SpinCo) pending or, to the knowledge of TCC SpinCo, threatened by or against TCC SpinCo, at law or in equity, or before or by any Governmental Authority and TCC SpinCo is not be aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(k)	this Agreement is a binding agreement on TCC SpinCo and NewCo, enforceable against each of them in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors and the general principles of equity;

(l)	neither the execution and delivery of this Agreement, nor the consummation of the Amalgamation, will conflict with or result in any breach of any of the terms or provisions of, or constitute a default under, the Material Contracts and the Constating Documents of TCC SpinCo, director or shareholder resolutions of TCC SpinCo, any agreement or instrument to which TCC SpinCo is a party or by which TCC SpinCo is bound, or any order, decree, statute, regulation, covenant or restriction applicable to TCC SpinCo;

(m)	neither TCC SpinCo nor NewCo has any liabilities, obligations or indebtedness (whether accrued, absolute, contingent or otherwise) of any kind whatsoever, and, there is no basis for assertion against TCC SpinCo nor NewCo of any liabilities, obligations or indebtedness (whether accrued, absolute, contingent or otherwise) of any kind, other than liabilities disclosed or reflected in the TCC SpinCo Financial Statements or incurred in the ordinary course of business following the dates of the TCC SpinCo Financial Statements;

(n)	the TCC SpinCo Financial Statements will have been prepared in accordance with IFRS and are based on the books and records of TCC SpinCo and will fairly present the financial condition of TCC SpinCo as at the dates thereof and the results of the operations for such periods;

(o)	neither TCC SpinCo nor NewCo has outstanding Taxes due and payable and there exist no facts or circumstances which may reasonably be expected to result in the issuance of assessment or reassessment of Tax;

(p)	TCC SpinCo has or will on a timely basis prepare and file all Tax Returns required to be filed by it prior to the date hereof and such returns and documents will be complete and correct. TCC SpinCo has no knowledge of any contingent Tax liabilities or any ground which would prompt an assessment or reassessment of any of such returns or reports, including aggressive treatment of income and expenses in filing any Tax Returns. Complete and correct copies of all such returns and other documents filed in respect of the last three fiscal years ending prior to the date hereof have been provided to ASEP prior to the date hereof;

(q)	the Corporate Records of TCC SpinCo are complete and accurate in all material respects and all corporate proceedings and actions reflected in the Corporate Records have been conducted or taken in compliance with all Applicable Laws and with the Constating Documents of TCC SpinCo, as applicable. Without limiting the generality of the foregoing, in respect of the Corporate Records of TCC SpinCo (i) the minute books contain complete and accurate minutes of all meetings of the directors and shareholders held since incorporation and all such meetings were properly called and held, (ii) the minute books contain all resolutions passed by the directors and shareholders and all such resolutions were properly passed, (iii) the share certificate books, register of shareholders and register of transfers are complete and accurate, all transfers have been properly completed and approved and any Tax payable in connection with the transfer of any securities has been paid, and (iv) the registers of directors and officers are complete and accurate and all former and present directors and officers were properly elected or appointed, as the case may be;

(r)	no proceedings have been taken, are pending or authorized by TCC SpinCo or by any other Person, in respect of the bankruptcy, insolvency, liquidation or winding up of TCC SpinCo;

(s)	as of the date hereof, neither TCC SpinCo nor NewCo has any debts or obligations other than those disclosed in its accounts, the TCC SpinCo Financial Statements or for professional fees accrued but not yet invoiced and has granted no general security over its assets or security in any particular asset;

(t)	as at the date hereof, there are no reasonable grounds for believing that any creditor of TCC SpinCo or NewCo will be prejudiced by the Amalgamation;

(u)	as at the date hereof, TCC SpinCo has no subsidiaries other than NewCo;

(v)	there are no agreements, covenants, undertakings, rights of first refusal or other commitments of TCC SpinCo or any instruments binding on its assets:

(i)	which would preclude TCC SpinCo from entering into this Agreement;

(ii)	under which the Amalgamation would have the effect of imposing restrictions or obligations on AmalCo greater than those imposed upon TCC SpinCo;

(iii)	which would give a third party, as a result of the transactions contemplated in this Agreement, the right to terminate any material agreement to which TCC SpinCo is a party or to purchase any of TCC SpinCo’s or AmalCo’s assets; or

(iv)	which would impose restrictions on the ability of AmalCo:

(A)	to carry on any business which it might choose to carry on within any geographical area;

(B)	to acquire property or dispose of its property and assets as an entirety;

(C)	to pay dividends, redeem shares or make other distributions to its shareholders;

(D)	to borrow money or to mortgage and pledge its property as security therefore; or

(E)	to change its corporate status;

(w)	The operations of TCC SpinCo and NewCo have been since their respective dates of incorporation and are now being conducted in compliance, in all material respects, with all Applicable Laws;

(x)	TCC SpinCo is not subject to any obligation to make any investment in or to provide funds by way of loan, capital contribution or otherwise to any Person, other than as set out in the TCC SpinCo Financial Statements and herein;

(y)	all information supplied by TCC SpinCo or its representatives to ASEP in the course of ASEP’s due diligence review in respect of the transactions contemplated by this Agreement, is accurate and correct in all material respects;

(z)	TCC SpinCo will, within the prescribed time periods, prepare and file any forms or notices required under the 1933 Act or applicable state securities laws in connection with the issuance of TCC SpinCo Shares to applicable ASEP Shareholders; and

(aa)	the representations, warranties or statements of fact made in this section do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such warranty or representation not misleading to ASEP in seeking full information as to TCC SpinCo and NewCo and their assets, liabilities and business.

Section 4.2	Representations and Warranties of ASEP

ASEP represents and warrants to TCC SpinCo and NewCo as follows, and acknowledges that TCC SpinCo and NewCo are relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

(a)	it has good and sufficient right and authority to enter into this Agreement and carry out its obligations hereunder;

(b)	it is duly incorporated under the BCBCA and is currently in good standing, and is not subject to any regulatory decision or order prohibiting or restricting trading in its shares;

(c)	ASEP is not a reporting issuer in any jurisdiction and no ASEP Shares are listed or quoted on any stock exchange or stock trading system;

(d)	ASEP is authorized to issue: (i) an unlimited number of ASEP A Shares, of which 18,000,000 ASEP A Share is currently issued and outstanding on the date hereof, (ii) an unlimited number of ASEP B Shares, of which none are currently issued and outstanding on the date hereof, and (c) an unlimited number of ASEP C Shares, of which none are currently issued and outstanding on the date hereof, and as of the Amalgamation Effective Date, but subject to a minimum of TCC SpinCo Financing, will have no less than 25,735,563 ASEP Shares issued and outstanding (inclusive of up to 7,735,563 ASEP A Shares issuable upon the due conversion of the ASEP Debentures in accordance with the terms and conditions of the certificates representing such ASEP Debentures);

(e)	Except as set out in the ASEP Disclosure Letter, other than the securities referred to in Section 4.2(d) and the ASEP Shares issuable upon the due conversion of the ASEP Debentures, or as otherwise provided in this Agreement, there are no other shares, options, warrants, convertible notes or debentures, agreements, documents, instruments or other writings of any kind whatsoever which constitute a “security” of ASEP (as that term is defined in the Securities Act) and ASEP has no agreements or commitments of any character whatsoever convertible into, or exchangeable or exercisable for or otherwise requiring the issuance, sale or transfer by ASEP of any ASEP Shares or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any ASEP Shares;

(f)	Except as set out in the ASEP Disclosure Letter and except for TCC SpinCo’s right under this Agreement and other than the securities referred to in Section 3.2(d), no Person has any written or oral agreement, option or warrant or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming such for (A) the purchase or acquisition of any of the ASEP Shares or any of the shares of any of its subsidiaries, or (B) the purchase, subscription, allotment or issuance of any unissued shares or other securities in the capital of ASEP;

(g)	as at the date hereof, ASEP has no subsidiaries;

(h)	there are no outstanding actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of ASEP) pending or, to the knowledge of ASEP, threatened by or against ASEP, at law or in equity, or before or by any Governmental Authority and ASEP is not be aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(i)	this Agreement is a binding agreement on ASEP, enforceable against it in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors and the general principles of equity;

(j)	neither the execution and delivery of this Agreement, nor the consummation of the Amalgamation, will conflict with or result in any breach of any of the terms or provisions of, or constitute a default under, the Material Contracts, the Constating Documents of ASEP, director or shareholder resolutions of ASEP, any agreement or instrument to which ASEP is a party or by which ASEP is bound, or any order, decree, statute, regulation, covenant or restriction applicable to ASEP;

(k)	ASEP is not in material default under any Material Contract to which it is a party and there has not occurred any event which, with the lapse of time or giving of notice or both, would constitute a default under any Material Contract by ASEP, as applicable. Each Material Contract is in full force and effect, unamended by written or oral agreement, and ASEP is entitled to the full benefit and advantage of each Material Contract in accordance with its terms. ASEP has not received any notice of a default by ASEP or its subsidiaries, as applicable, or a dispute between ASEP and any other party in respect of any Material Contract. The ASEP Disclosure Letter sets out a list of all Material Contracts;

(l)	Except as outlined in the ASEP Disclosure Letter, ASEP has no liabilities, obligations or indebtedness (whether accrued, absolute, contingent or otherwise) of any kind whatsoever, except for liabilities solely consisting of accrued legal and accounting expenses incurred in connection with the transactions contemplated in this Agreement, and there is no basis for assertion against ASEP of any liabilities, obligations or indebtedness (whether accrued, absolute, contingent or otherwise) of any kind, other than liabilities disclosed or reflected in the ASEP Financial Statements or incurred in the ordinary course of business following the dates of the ASEP Financial Statements;

(m)	the ASEP Financial Statements will have been prepared in accordance with IFRS and are based on the books and records of ASEP and will fairly present the financial condition of ASEP as at the dates thereof and the results of the operations for such periods;

(n)	ASEP has no outstanding Taxes due and payable and there exist no facts or circumstances which may reasonably be expected to result in the issuance of assessment or reassessment of Tax;

(o)	if applicable, ASEP has duly and on a timely basis prepared and filed all Tax Returns required to be filed by it prior to the date hereof and such returns and documents are complete and correct. ASEP has no knowledge of any contingent Tax liabilities or any ground which would prompt an assessment or reassessment of any of such returns or reports, including aggressive treatment of income and expenses in filing any Tax Returns;

(p)	the Corporate Records of ASEP are complete and accurate in all material respects and all corporate proceedings and actions reflected in the Corporate Records have been conducted or taken in compliance with all Applicable Laws and with the Constating Documents of ASEP, as applicable. Without limiting the generality of the foregoing, in respect of the Corporate Records of ASEP (i) the minute books contain complete and accurate minutes of all meetings of the directors and shareholders held since incorporation and all such meetings were properly called and held, (ii) the minute books contain all resolutions passed by the directors and shareholders and all such resolutions were properly passed, (iii) the share certificate books, register of shareholders and register of transfers are complete and accurate, all transfers have been properly completed and approved and any Tax payable in connection with the transfer of any securities has been paid, and (iv) the registers of directors and officers are complete and accurate and all former and present directors and officers were properly elected or appointed, as the case may be;

(q)	no proceedings have been taken, are pending or authorized by ASEP or by any other Person, in respect of the bankruptcy, insolvency, liquidation or winding up of ASEP;

(r)	as at the date hereof there are no reasonable grounds for believing that any creditor of ASEP will be prejudiced by the Amalgamation;

(s)	there are no agreements, covenants, undertakings, rights of first refusal or other commitments of ASEP or any instruments binding on their assets:

(i)	which would preclude ASEP from entering into this Agreement;

(ii)	under which the Amalgamation would have the effect of imposing restrictions or obligations on AmalCo greater than those imposed upon ASEP;

(iii)	which would give a third party, as a result of the transactions contemplated in this Agreement, the right to terminate any material agreement to which ASEP is a party or to purchase any of ASEP’s or AmalCo’s assets; or

(iv)	which would impose restrictions on the ability of AmalCo:

(A)	to carry on any business which it might choose to carry on within any geographical area;

(B)	to acquire property or dispose of its property and assets as an entirety;

(C)	to pay dividends, redeem shares or make other distributions to its shareholders;

(D)	to borrow money or to mortgage and pledge its property as security therefore; or

(E)	to change its corporate status;

(t)	The operations of ASEP has been since its date of incorporation and is now being conducted in compliance, in all material respects, with all Applicable Laws;

(u)	Except as set out in the ASEP Disclosure Letter, ASEP is not subject to any obligation to make any investment in or to provide funds by way of loan, capital contribution or otherwise to any Person;

(v)	Except as set out in the ASEP Disclosure Letter, ASEP has no full or part-time employees, and no independent contractors or other non-employees who supply their services under personal services contracts (whether written or oral);

(w)	ASEP has not offered or sold the ASEP Shares or the ASEP Debentures, as applicable, by any form of “general solicitation” or “general advertising” (as such terms are used in Regulation D), including, but not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(x)	all information supplied by ASEP or its representatives to TCC SpinCo in the course of TCC SpinCo’s due diligence review in respect of the transactions contemplated by this Agreement, is accurate and correct in all material respects; and

(y)	the representations, warranties or statements of fact made in this section do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such warranty or representation not misleading to TCC SpinCo or NewCo in seeking full information as to each of ASEP and its assets, liabilities and business.

ARTICLE 5

ACKNOWLEDGEMENTS

Section 5.1	Acknowledgements

ASEP acknowledges and agrees that the TCC SpinCo Shares issued to the ASEP Shareholders on Closing may be subject to resale restrictions imposed by Applicable Laws and agrees that the certificates representing such TCC SpinCo Shares may contain a legend or legends to that effect. ASEP covenants and agrees to use reasonable efforts to cause each ASEP shareholder, if required by Applicable Laws or the policies of any stock exchange on which TCC SpinCo lists, or seeks to list, the TCC SpinCo Shares, to execute and deliver any required escrow agreements.

ARTICLE 6

COVENANTS

Section 6.1	Mutual Covenants of TCC SpinCo, ASEP and NewCo

From the date of this Agreement until the earlier of the Amalgamation Effective Date and the termination of this Agreement in accordance with Article 10, except as otherwise expressly permitted or specifically contemplated by this Agreement or required by Applicable Laws, each of TCC SpinCo, ASEP and NewCo will:

(a)	carry on its business in the usual, regular and ordinary course of business consistent with its past practice;

(b)	not alter or amend its Constating Documents as the same exist at the date of this Agreement, except as contemplated by this Agreement;

(c)	take, or cause to be taken, all action and to do, or cause to be done, all other things reasonably necessary, proper or advisable under Applicable Laws to complete the Amalgamation;

(d)	obtain all necessary consents, assignments, waivers and amendments to or terminations of any agreements and take such measures as may be appropriate to fulfill its obligations hereunder and to carry out the transactions contemplated hereby;

(e)	effect all necessary registrations, filings and submissions of information requested by Governmental Authorities required to be effected by it in connection with the Amalgamation;

(f)	oppose, lift or rescind any injunction or restraining or other order seeking to stop, or otherwise adversely affecting its ability to consummate, the Amalgamation and to defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging this Agreement or the consummation of the transactions contemplated hereby;

(g)	reasonably cooperate with the other Parties and their tax advisors in structuring the Amalgamation and other transactions contemplated to occur in conjunction with the Amalgamation in a tax effective manner and assist the other Parties and their tax advisors in making such investigations and enquiries with respect to such Parties in that regard, as the other Parties and its tax advisors will consider necessary, acting reasonably;

(h)	not take any action that would render, or may reasonably be expected to render, any representation or warranty made by such Party in this Agreement untrue in any material respect;

(i)	use reasonable commercial efforts to obtain and maintain the third party approvals applicable to them and provide the same to the other Parties on or prior to the Amalgamation Effective Date;

(j)	except as provided in this Agreement, not amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or Person or perform any act or enter into any transaction or negotiation which, in the opinion of TCC SpinCo or ASEP, as applicable, acting reasonably, interferes or is inconsistent with the completion of the transactions contemplated hereby;

(k)	furnish to the other Parties such information, in addition to the information contained in this Agreement, relating to its financial condition, business, properties and affairs as may reasonably be requested by another Party, which information will be true and complete in all material respects and will not contain an untrue statement of any Material Fact or omit to state any Material Fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading and will notify the other Parties of any significant development or Material Change relating to it promptly after becoming aware of any such development or change;

(l)	promptly notify the other Parties in writing of any change in any representation or warranty provided in this Agreement which change is or may be of such a nature as to render any representation or warranty misleading or untrue in any material respect and the Parties will in good faith discuss with the other Parties such change in circumstances (actual, anticipated, contemplated, or to its knowledge, threatened) which is of such a nature that there may be a reasonable question as to whether notice need to be given to the other Parties pursuant to Section 11.2;

(m)	from and including the date of this Agreement through to and including the date of closing of the Amalgamation, maintain their assets in good standing free and clear of all liens, charges and Encumbrances, except as provided herein, including the payment of all fees, rentals, rates, taxes, bonds and other payments relating to the such assets;

(n)	from and including the date of this Agreement through to and including the date of closing of the Amalgamation, not issue or reach any agreement or understanding with any other party to issue any securities without the prior written consent of other Party;

(o)	promptly notify the other Parties in writing of any material breach by such Party of any covenant, obligation or agreement contained in this Agreement; and

(p)	not, directly or indirectly, solicit, initiate, assist, facilitate, promote or knowingly encourage the initiation of proposals or offers from, entertain or enter into discussions or negotiations with any Person other than the other Parties hereto, with respect to any amalgamation, merger, consolidation, arrangement, restructuring, sale of any material assets or part thereof of such Party, unless such action, matter or transaction is part of the transactions contemplated in this Agreement or is required as a result of the duties of directors and officers of the applicable Party in compliance with Applicable Laws.

Section 6.2	Additional Covenant of ASEP

From the date of this Agreement until the earlier of the Amalgamation Effective Date and the termination of this Agreement in accordance with Article 10, except as otherwise expressly permitted or specifically contemplated by this Agreement or required by Applicable Laws, ASEP will:

(a)	maintain each of the ABT Option Agreement, the Sepset Option Agreement and the UBC Option Agreement in good standing in accordance with the terms and conditions of such agreement, as applicable; and

(b)	obtain from the holders of the ASEP Debentures, duly executed acknowledgments, in a form acceptable to TCC SpinCo, acting reasonably, in which the holders of the ASEP Debentures consent to the ASEP Conversion notwithstanding the terms and conditions ASEP Debentures. In the event ASEP is unable to obtain such consent from any holder of the ASEP Debentures, ASEP shall payout all principal amount outstanding under such ASEP Debenture, together with all accrued but unpaid interest, prior to the Amalgamation Effective Date.

Section 6.3	Access to Information and Confidentiality

Each Party will allow the other and its respective authorized representatives, including legal counsel and consultants, access to all information, books or records relevant for the purpose of the Transaction contemplated herein. Each Party hereto agrees that all information and documents so obtained will be kept confidential and the contents thereof will not be disclosed to any Person without the prior written consent of the disclosing Party, except as otherwise provided for below, or as are required to be disclosed by Applicable Law provided that the disclosing Party is given prior notice thereof.

The foregoing does not apply to information that:

(a)	becomes generally available to the public absent any breach of the foregoing;

(b)	was available on a non-confidential basis to a Party prior to its disclosure pursuant to this Agreement; or

(c)	becomes available on a non-confidential basis from a third party who, to the knowledge of the recipient after enquiry, is not bound to keep such information confidential.

ARTICLE 7

CLOSING CONDITIONS

Section 7.1	Mutual Conditions

The respective obligations of ASEP, TCC SpinCo and NewCo to complete the Transaction contemplated herein are subject to the fulfillment of the following conditions on or before the Closing Date;

(a)	completion of due diligence to the satisfaction of the Parties;

(b)	receipt of all required regulatory, shareholder and third party approvals including and compliance with all applicable regulatory requirements and conditions necessary to complete the Transaction, as applicable;

(c)	there will not be in force any Law, ruling, order or decree, and there will not have been any action taken under any Law or by any Governmental Authority or other regulatory authority, that makes it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the consummation of the Amalgamation in accordance with the terms hereof or results or could reasonably be expected to result in a judgment, order, decree or assessment of damages, directly or indirectly, relating to the Amalgamation which has, or could have, a Material Adverse Effect;

(d)	Sepset having discharged and settled in full the CDRD Loan;

(e)	the CSE will have conditionally approved the listing of the TCC SpinCo Shares on the CSE (including those TCC SpinCo Shares to be issued pursuant to the Amalgamation) (“CSE Conditional Approval”), under the CSE rules and policies and such other matters as may require CSE approval in order to give effect to the transactions contemplated hereby, as applicable;

(f)	the Amalgamation Application to be filed with the Registrar, will be in form and substance satisfactory to TCC SpinCo and ASEP, acting reasonably;

(g)	all other consents, waivers, permits, exemptions, orders and approvals of, and any registrations and filings with, any Governmental Authority, the failure of which to obtain or the expiry of which would or could have a Material Adverse Effect or materially impede the completion of the Transaction, will have been obtained or received on terms that are reasonably satisfactory to each Party hereto; and

(h)	this Agreement will not have been terminated pursuant to Article 10 hereof.

The foregoing conditions are for the mutual benefit of the Parties hereto and may be waived in respect of a Party hereto, in whole or in part, by such Party hereto in writing at any time. If any of such conditions will not be complied with or waived as aforesaid on or before the Closing Date or, if earlier, the date required for the performance thereof, then, subject to Article 10 hereof, any Party hereto may terminate this Agreement by written notice to the other Parties in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by such rescinding Party hereto.

Section 7.2	TCC SpinCo Conditions

The obligation of TCC SpinCo to complete the Transaction contemplated herein is subject to the fulfillment of the following additional conditions on or before the Closing Date or such other time as is specified below:

(a)	the directors of ASEP will have adopted all necessary resolutions and all other necessary corporate action will have been taken by ASEP to permit the consummation of the Transaction, as applicable;

(b)	no Material Adverse Change having occurred in the business, results of operations, assets, liabilities, financial condition or affairs of ASEP, financial or otherwise, between the date hereof and the Closing Date, except for a decrease in ASEP’s working capital position reasonably necessary to facilitate the Transaction, as applicable;

(c)	satisfactory completion of due diligence by TCC SpinCo, its counsel and representatives on the business, assets, financial condition and Corporate Records of ASEP, acting reasonably;

(d)	there being no legal proceedings or regulatory actions or proceedings against ASEP as of the Closing Date which may have a Material Adverse Effect on ASEP, its business, assets or financial condition;

(e)	there being no inquiry or investigation (whether formal or informal) in relation to ASEP or its directors or officers commenced or threatened by any securities commission or regulatory body having jurisdiction such that the outcome of such inquiry or investigation could have a Material Adverse Effect on ASEP, its business, assets or financial condition;

(f)	all representations and warranties of ASEP under this Agreement will be true and correct as of the Closing Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties will be true and correct as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not result, or would not reasonably be expected to result, in a Material Adverse Change in respect of ASEP and would not, or would not reasonably be expected to, materially delay completion of the Amalgamation and the transactions otherwise contemplated hereby;

(g)	all covenants of ASEP under this Agreement to be performed on or before the Closing Date will have been performed by ASEP in all material respects;

(h)	all consents, waivers and approvals required to be obtained by ASEP from a counter-party to a Material Contract of ASEP required in connection with, or to permit the consummation of, the Amalgamation or any transaction otherwise contemplated hereby, will have been obtained on terms and conditions satisfactory to TCC SpinCo, acting reasonably;

(i)	there will not be any outstanding warrants or options to purchase, or securities convertible into, ASEP Shares, except the ASEP Debentures issued in connection with the ASEP Third Seed Financing;

(j)	the ASEP Shareholders, the directors and officers of TCC SpinCo and such other Persons as may be required by the policies of any applicable stock exchange or Applicable Laws will have entered into any required escrow agreement with respect to the securities of TCC SpinCo that are issued to them pursuant to the Amalgamation;

(k)	ASEP will not have any liabilities on the Closing Date, except for the liabilities solely consisting of reasonably accrued legal and accounting expenses incurred in connection with the Transaction, or liabilities incurred in the ordinary course of business;

(l)	the ASEP Board will have procured duly executed resignations and mutual releases, effective at the Amalgamation Effective Time, from each director and executive officer of ASEP who will no longer be serving in such capacity or capacities following completion of the Amalgamation; and

(m)	ASEP will have executed and delivered, at Closing, such customary agreements, certificates, resolutions and other closing documents as may be required by the other Parties, all in form satisfactory to the other Parties, acting reasonably.

The foregoing conditions are for the benefit of TCC SpinCo and may be waived, in whole or in part, by TCC SpinCo in writing at any time. If any of such conditions will not be complied with or waived by TCC SpinCo on or before the Closing Date or, if earlier, the date required for the performance thereof, TCC SpinCo may terminate this Agreement by written notice to ASEP and NewCo in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by TCC SpinCo.

Section 7.3	ASEP Conditions

The obligation of ASEP to complete the Transaction contemplated herein is subject to the fulfillment of the following additional conditions on or before the Closing Date or such other time as is specified below:

(a)	the directors and shareholders of TCC SpinCo and NewCo will have adopted all necessary resolutions and all other necessary corporate action will have been taken by TCC SpinCo and NewCo to permit the consummation of this Agreement and the Transaction, as applicable;

(b)	no Material Adverse Change having occurred in the business, results of operations, assets, liabilities, financial condition or affairs of TCC SpinCo, financial or otherwise, between the date hereof and the Closing Date;

(c)	satisfactory completion of due diligence by ASEP, its counsel and representatives on the business, assets, financial condition and Corporate Records of TCC SpinCo, acting reasonably;

(d)	there being no legal proceedings or regulatory actions or proceedings against TCC SpinCo as of the Closing Date which may have a Material Adverse Effect on TCC SpinCo, its business, assets or financial condition;

(e)	there being no inquiry or investigation (whether formal or informal) in relation to TCC SpinCo or its directors or officers commenced or threatened by any securities commission or official of any applicable stock exchange or regulatory body having jurisdiction such that the outcome of such inquiry or investigation could have a Material Adverse Effect on TCC SpinCo, its business, assets or financial condition;

(f)	all representations and warranties of TCC SpinCo under this Agreement will be true and correct as of the Closing Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties will be true and correct as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not result, or would not reasonably be expected to result, in a Material Adverse Change in respect of TCC SpinCo or would not reasonably be expected to, materially delay completion of the Amalgamation and the transactions otherwise contemplated hereby;

(g)	all covenants of TCC SpinCo under this Agreement to be performed on or before the Closing Date will have been performed by TCC SpinCo in all material respects;

(h)	TCC SpinCo will have completed the TCC SpinCo Financing for aggregate gross proceeds of at least $5,000,000;

(i)	there being no other issued and outstanding securities in the capital of TCC SpinCo other than as disclosed herein;

(j)	TCC SpinCo will have adopted the TCC SpinCo Stock Option Plan substantially in the form attached hereto as Schedule D;

(k)	the TCC SpinCo Shares issued as consideration for the ASEP Shares are being issued as fully paid and non-assessable common shares in the capital of the TCC SpinCo free and clear of any and all Encumbrances, liens, charges and demands of whatsoever nature;

(l)	effect the TCC SpinCo Board Reconstitution;

(m)	TCC SpinCo will have executed and delivered, or cause to be executed and delivered, at the closing of the Transaction, such customary agreements, certificates, resolutions and other closing documents as may be required by the other Parties, all in form satisfactory to the other Parties, acting reasonably.

The foregoing conditions are for the benefit of ASEP and may be waived, in whole or in part, by ASEP in writing at any time. If any of such conditions will not be complied with or waived by ASEP on or before the Closing Date or, if earlier, the date required for the performance thereof, then, subject to Article 10 hereof, ASEP may terminate this Agreement by written notice to TCC SpinCo and NewCo in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by ASEP.

Section 7.4	Consents-Merger

The obligations of ASEP, NewCo and TCC SpinCo to obtain the consents referred to in this Article 7 will not survive the completion of the Transaction and will merge without recourse between the Parties upon such completion.

ARTICLE 8

SURVIVAL

Section 8.1	Survival

The covenants, representations and warranties of each of the Parties hereto as set out herein will survive from the Closing Date for a period of 24 months.

ARTICLE 9

CLOSING

The Closing will take place on the Closing Date in the offices of Clark Wilson LLP located at 900 – 885 West Georgia Street, Vancouver, British Columbia, V6C 3H1, counsel to TCC SpinCo, or at any other place as the Parties may agree in writing.

ARTICLE 10

TERM AND TERMINATION

Section 10.1	Term

This Agreement will be effective from the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms.

Section 10.2	Termination

(a)	This Agreement may be terminated at any time prior to the Closing Date:

(i) by mutual written agreement of the Parties;

(ii) by ASEP if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of TCC SpinCo or NewCo set forth in this Agreement will have occurred that would cause the conditions set forth in Section 7.1 or Section 7.2 not to be satisfied, or such conditions are incapable of being satisfied by the Closing Date, as reasonably determined by ASEP; provided, however, that ASEP is not then in breach of this Agreement so as to cause any condition in Section 7.1 or Section 7.2 not to be satisfied; or

(iii) by TCC SpinCo, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of ASEP set forth in this Agreement will have occurred that would cause the conditions set forth in Section 7.1 or Section 7.2 not to be satisfied, or such conditions are incapable of being satisfied by the Closing Date as reasonably determined by TCC SpinCo; provided, however, that TCC SpinCo is not then in breach of this Agreement so as to cause any condition in Section 7.1 or Section 7.2 not to be satisfied.

(b)	For greater certainty, this Agreement may not be terminated unilaterally by NewCo.

ARTICLE 11

GENERAL

Section 11.1	Time of Essence

Time is of the essence in all respects of this Agreement.

Section 11.2	Notices

Any notice must be in writing and either:

(a)	personally delivered;

(b)	sent by prepaid, registered mail; or

(c)	sent by facsimile, e-mail or functionally equivalent electronic means of communication, charges (if any) prepaid.

Any notice must be sent to the intended recipient at its address as follows:

to TCC SpinCo at:

Trenchant Life Sciences Investment Corp.

1790 - 1066 West Hastings Street

Vancouver, British Columbia, V6E 3X1

Attention: Eric Boehnke

E-mail address:

with a copy to (which will not constitute notice):

Clark Wilson LLP

800 – 885 West Georgia Street

Vancouver, British Columbia, V6C 3H1

Attention: Virgil Hlus

E-mail:

to ASEP at:

ASEP Medical Inc.

420 – 730 View Street

Victoria, British Columbia, V8W 3Y7

Attention: Mike Graw

E-mail:

with a copy to (which will not constitute notice):

Murphy & Company LLP

203 – 815 Hornby Street

Vancouver, British Columbia, V6Z 2E6

Attention: Mustafa Mohamedali

E-mail:

or at any other address as any Party may from time to time advise the other by notice given in accordance with this Section 11.2. Any notice delivered to the Party to whom it is addressed will be deemed to have been given and received on the day it is so delivered at that Party’s address, provided that if that day is not a Business Day then the notice will be deemed to have been given and received on the next Business Day. Any notice transmitted by facsimile or other form of electronic communication will be deemed to have been given and received on the day on which it was transmitted (but if the notice is transmitted on a day which is not a Business Day or after 4:00 p.m. (local time of the recipient), the notice will be deemed to have been received on the next Business Day). Any notice given by registered mail will be deemed to have been received on the fifth Business Day after which it is so mailed. If a strike or lockout of postal employees is then in effect, or generally known to be impending, every notice must be effected by personal delivery, e-mail or functionally equivalent electronic means.

Section 11.3	Further Assurances

Each Party will, at the requesting Party’s cost, execute and deliver any further agreements and documents and provide any further assurances as may be reasonably required by the other Party to give effect to this Agreement and, without limiting the generality of the foregoing, will do or cause to be done all acts and things, execute and deliver or cause to be executed and delivered all agreements and documents and provide any assurances, undertakings and information as may be required from time to time by all Governmental Authorities or stock exchanges having jurisdiction over TCC SpinCo’s affairs or as may be required from time to time under applicable securities legislation.

Section 11.4	Public Notice

All public notices to third parties and all other announcements, press releases and publicity concerning this Agreement or the transactions contemplated by this Agreement must be jointly planned and co-ordinated by the Parties, and no Party to this Agreement will act unilaterally in this regard without the prior consent of the other Parties unless, and only to the extent that, disclosure is required to meet the timely disclosure obligations of any Party under Applicable Canadian Securities Laws or stock exchange rules in circumstances where prior consultation with the other Parties is not practicable, or the disclosure is to the Party’s board of directors, senior management and its legal, accounting, financial or other professional advisers.

Section 11.5	Independent Legal Advice

Each of the Parties hereby acknowledges that it has carefully read and considered and fully understands the provisions of this Agreement and, having done so, agrees that the provisions set forth in this Agreement are fair and reasonable. Each Party further acknowledges that it has had an opportunity to obtain independent advice in respect of the contents of this Agreement and it has either obtained such independent advice or waives all further rights in this respect.

Section 11.6	Amendment and Waiver

No supplement, modification, amendment, waiver, discharge or termination of this Agreement is binding unless it is executed in writing by the Party to be bound. No waiver of, failure to exercise or delay in exercising, any provision of this Agreement constitutes a waiver of any other provision (whether or not similar) nor does any waiver constitute a continuing waiver unless otherwise expressly provided.

Section 11.7	Assignment and Enurement

Neither this Agreement nor any right or obligation under this Agreement may be assigned by any Party without the prior consent of the other Parties. This Agreement enures to the benefit of and is binding upon the Parties and their respective successors and permitted assigns.

Section 11.8	Severability

Each provision of this Agreement is distinct and severable. If any provision of this Agreement, in whole or in part, is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect the legality, validity or enforceability of the remaining provisions of this Agreement, or the legality, validity or enforceability of that provision in any other jurisdiction.

Section 11.9	Counterparts

This Agreement may be executed and delivered by the Parties in one or more counterparts, each of which when so executed and delivered will be an original, and those counterparts will together constitute one and the same instrument.

Section 11.10	Facsimile Signatures

Delivery of this Agreement by facsimile, e-mail or functionally equivalent electronic transmission constitutes valid and effective delivery.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF this Agreement has been executed by the Parties as of the date first written above.

TRENCHANT LIFE SCIENCES INVESTMENT CORP.

Per:
Name:	Eric Boehnke
Title:	President and Director

ASEP MEDICAL INC.

Per:
Name:	Mike Graw
Title:	Director

1295277 B.C. LTD.

Per:
Name:	Eric Boehnke
Title:	President and Director

A-1

SCHEDULE A

FORM OF ASEP RESOLUTION

BE IT RESOLVED as a special resolution THAT:

1.	The amalgamation involving the ASEP Medical Inc. (the “Company”) and 1295277 B.C. Ltd. pursuant to the terms and conditions of the amalgamation agreement dated as June 3, 2021 (the “Amalgamation Agreement”), be and the same is hereby approved;

2.	The Amalgamation Agreement, substantially in the form provided to the shareholders, including all schedules thereto, is hereby ratified, confirmed and approved and any director or officer of the Company is hereby authorized to hereafter amend or revise the Amalgamation Agreement without any further consent of the shareholders;

3.	Any director or officer of the Company be and is hereby authorized and empowered, for and on behalf of the Company, to execute and deliver, or cause to be delivered, any amalgamation application and such other documents and instruments, and to do or cause to be done, such other actions as such director or officer may determine to be necessary or desirable in order to implement these special resolutions and the matters authorized herein, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments or taking of such actions; and

4.	Notwithstanding that these special resolutions have been duly approved by the shareholders of the Company, the directors of the Company, in their sole discretion and without the requirement to obtain any further approval from the shareholders of the Company, are hereby authorized and empowered to revoke these special resolutions at any time before they are acted upon without further approval from the shareholders.

B-1

SCHEDULE B

FORM OF ARTICLES OF AMALCO

[See attached]

Incorporation No. BC _________________

BUSINESS CORPORATIONS ACT

ARTICLES

OF

ASEP MEDICAL INC.

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Incorporation No. BC _________________

BUSINESS CORPORATIONS ACT

ARTICLES

OF

ASEP Medical Inc.

(the “Company”)

PART 1 – INTERPRETATION

1.1	Definitions

Without limiting Article 1.2, in these Articles, unless the context requires otherwise:

(a)	“adjourned meeting” means the meeting to which a meeting is adjourned under Article 8.6 or 8.9;

(b)	“board” and “directors” mean the board of directors of the Company for the time being;

(c)	“Business Corporations Act” means the Business Corporations Act, S.B.C. 2002, c.57, and includes its regulations;

(d)	“Company” means ASEP Medical Inc.;

(e)	“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238; and

(f)	“trustee”, in relation to a shareholder, means the personal or other legal representative of the shareholder, and includes a trustee in bankruptcy of the shareholder.

1.2	Business Corporations Act definitions apply

The definitions in the Business Corporations Act apply to these Articles.

1.3	Interpretation Act applies

The Interpretation Act applies to the interpretation of these Articles as if these Articles were an enactment.

1.4	Conflict in definitions

If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles.

1.5	Conflict between Articles and legislation

If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

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PART 2 – SHARES AND SHARE CERTIFICATES

2.1	Form of share certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.2	Shareholder Entitled to Certificate or Acknowledgement

Unless the shares are uncertificated shares, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.3	Sending of share certificate

Any share certificate to which a shareholder is entitled may be sent to the shareholder by mail and neither the Company nor any agent is liable for any loss to the shareholder because the certificate sent is lost in the mail or stolen.

2.4	Replacement of worn out or defaced certificate

If the directors are satisfied that a share certificate is worn out or defaced, they must, on production to them of the certificate and on such other terms, if any, as they think fit:

(a)	order the certificate to be cancelled; and

(b)	issue a replacement share certificate.

2.5	Replacement of lost, stolen or destroyed certificate

If a share certificate is lost, stolen or destroyed, a replacement share certificate must be issued to the person entitled to that certificate if the directors receive:

(a)	proof satisfactory to them that the certificate is lost, stolen or destroyed; and

(b)	any indemnity the directors consider adequate.

2.6	Splitting share certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name 2 or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company must cancel the surrendered certificate and issue replacement share certificates in accordance with that request.

2.7	Shares may be uncertificated

Notwithstanding any other provisions of this Part, the directors may, by resolution, provide that:

(a)	the shares of any or all of the classes and series of the Company’s shares may be uncertificated shares; or

(b)	any specified shares may be uncertificated shares.

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PART 3 – ISSUE OF SHARES

3.1	Directors authorized to issue shares

The directors may, subject to the rights of the holders of the issued shares of the Company, issue, allot, sell, grant options on or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices that the directors, in their absolute discretion, may determine.

3.2	Company need not recognize unregistered interests

Except as required by law or these Articles, the Company need not recognize or provide for any person’s interests in or rights to a share unless that person is the shareholder of the share.

PART 4 – SHARE TRANSFERS

4.1	Recording or registering transfer

A transfer of a share of the Company must not be registered

(a)	unless a duly signed instrument of transfer in respect of the share has been received by the Company and the certificate (or acceptable documents pursuant to Article 2.5 hereof) representing the share to be transferred has been surrendered and cancelled; or

(b)	if no certificate has been issued by the Company in respect of the share, unless a duly signed instrument of transfer in respect of the share has been received by the Company.

4.2	Form of instrument of transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

4.3	Signing of instrument of transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified, all the shares represented by share certificates deposited with the instrument of transfer:

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate is deposited for the purpose of having the transfer registered.

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4.4	Enquiry as to title not required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

4.5	Transfer fee

There must be paid to the Company, in relation to the registration of any transfer, the amount determined by the directors from time to time.

PART 5 – ACQUISITION OF SHARES

5.1	Company authorized to purchase shares

Subject to the special rights and restrictions attached to any class or series of shares, the Company may, if it is authorized to do so by the directors, purchase or otherwise acquire any of its shares.

5.2	Company authorized to accept surrender of shares

The Company may, if it is authorized to do so by the directors, accept a surrender of any of its shares.

5.3	Company authorized to convert fractional shares into whole shares

The Company may, if it is authorized to do so by the directors, convert any of its fractional shares into whole shares in accordance with, and subject to the limitations contained in, the Business Corporations Act.

PART 6 – BORROWING POWERS

6.1	Powers of directors

The directors may from time to time on behalf of the Company:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person, and at any discount or premium and on such other terms as they consider appropriate;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)	mortgage or charge, whether by way of specific or floating charge, or give other security on the whole or any part of the present and future assets and undertaking of the Company.

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PART 7 – GENERAL MEETINGS

7.1	Annual general meetings

Unless an annual general meeting is deferred or waived in accordance with section 182(2)(a) or (c) of the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual general meeting.

7.2	When annual general meeting is deemed to have been held

If all of the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 7.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

7.3	Calling of shareholder meetings

The directors may, whenever they think fit, call a meeting of shareholders.

7.4	Notice for meetings of shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting and to each director, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

7.5	Record date for notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

7.6	Record date for voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set as provided above, the record date for determining the shareholders entitled to vote at the meeting shall be 5:00 p.m. the day before the meeting.

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7.7	Failure to give notice and waiver of notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

7.8	Notice of special business at meetings of shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 8.1, the notice of meeting must:

(a)	state the general nature of the special business; and

(b)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice, and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

PART 8 – PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

8.1	Special business

At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting or the election or appointment of directors;

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of or voting at the meeting,

(ii)	consideration of any financial statements of the Company presented to the meeting,

(iii)	consideration of any reports of the directors or auditor,

(iv)	the setting or changing of the number of directors,

(v)	the election or appointment of directors,

(vi)	the appointment of an auditor,

7

(vii)	the setting of the remuneration of an auditor,

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution, and

(ix)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

8.2	Special resolution

The votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

8.3	Quorum

Subject to the special rights and restrictions attached to the shares of any affected class or series of shares, the quorum for the transaction of business at a meeting of shareholders is one or more persons, present in person or by proxy.

8.4	Other persons may attend

The directors, the president, if any, the secretary, if any, and any lawyer or auditor for the Company are entitled to attend any meeting of shareholders, but if any of those shareholders do attend a meeting of shareholders, that person is not to be counted in the quorum, and is not entitled to vote at the meeting, unless that person is a shareholder or proxy holder entitled to vote at the meeting.

8.5	Requirement of quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote at the meeting is present at the commencement of the meeting.

8.6	Lack of quorum

If, within 1/2 hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)	in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved; and

(b)	in the case of any other meeting of shareholders, the shareholders entitled to vote at the meeting who are present, in person or by proxy, at the meeting may adjourn the meeting to a set time and place.

8.7	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any;

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

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8.8	Alternate chair

At any meeting of shareholders, the directors present must choose one of their number to be chair of the meeting if: (a) there is no chair of the board or president present within 15 minutes after the time set for holding the meeting; (b) the chair of the board and the president are unwilling to act as chair of the meeting; or (c) if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting. If, in any of the foregoing circumstances, all of the directors present decline to accept the position of chair or fail to choose one of their number to be chair of the meeting, or if no director is present, the shareholders present in person or by proxy must choose any person present at the meeting to chair the meeting.

8.9	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

8.10	Notice of adjourned meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

8.11	Motion need not be seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

8.12	Manner of taking a poll

Subject to Article 8.13, if a poll is duly demanded at a meeting of shareholders:

(a)	the poll must be taken

(i)	at the meeting, or within 7 days after the date of the meeting, as the chair of the meeting directs, and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs;

(b)	the result of the poll is deemed to be a resolution of, and passed at, the meeting at which the poll is demanded; and

(c)	the demand for the poll may be withdrawn.

8.13	Demand for a poll on adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

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8.14	Demand for a poll not to prevent continuation of meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

8.15	Poll not available in respect of election of chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

8.16	Casting of votes on poll

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

8.17	Chair must resolve dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the same, and his or her determination made in good faith is final and conclusive.

8.18	Chair has no second vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a casting or second vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

8.19	Declaration of result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting.

8.20	Meetings by telephone or other communications medium

A shareholder or proxy holder who is entitled to participate in a meeting of shareholders may do so in person, or by telephone or other communications medium, if all shareholders and proxy holders participating in the meeting are able to communicate with each other; provided, however, that nothing in this Section shall obligate the Company to take any action or provide any facility to permit or facilitate the use of any communications medium at a meeting of shareholders. If one or more shareholders or proxy holders participate in a meeting of shareholders in a manner contemplated by this Article 8.20:

(a)	each such shareholder or proxy holder shall be deemed to be present at the meeting; and

(b)	the meeting shall be deemed to be held at the location specified in the notice of the meeting.

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PART 9 – ALTERATIONS AND RESOLUTIONS

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may by resolution of the directors:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares,

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares,

(iii)	subdivide all or any of its unissued or fully paid issued shares with par value into shares of smaller par value, or

(iv)	consolidate all or any of its unissued or fully paid issued shares with par value into shares of larger par value;

(d)	subdivide all or any of its unissued or fully paid issued shares without par value;

(e)	change all or any of its unissued or fully paid issued shares with par value into shares without par value or all or any of its unissued shares without par value into shares with par value;

(f)	alter the identifying name of any of its shares;

(g)	consolidate all or any of its unissued or fully paid issued shares without par value; or

(h)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2	Change of Name

The Company may by resolution of the directors authorize an alteration to its Notice of Articles in order to change its name or adopt or change any translation of that name.

9.3	Other Alterations or Resolutions

If the Business Corporations Act does not specify:

(a)	the type of resolution and these Articles do not specify another type of resolution, the Company may by resolution of the directors authorize any act of the Company, including without limitation, an alteration of these Articles; or

(b)	the type of shareholders’ resolution and these Articles do not specify another type of shareholders’ resolution, the Company may by ordinary resolution authorize any act of the Company.

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PART 10 – VOTES OF SHAREHOLDERS

10.1	Voting rights

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint registered holders of shares under Article 10.3:

(a)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote at the meeting has one vote; and

(b)	on a poll, every shareholder entitled to vote has one vote in respect of each share held by that shareholder that carries the right to vote on that poll and may exercise that vote either in person or by proxy.

10.2	Trustee of shareholder may vote

A person who is not a shareholder may vote on a resolution at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting in relation to that resolution, if, before doing so, the person satisfies the chair of the meeting at which the resolution is to be considered, or satisfies all of the directors present at the meeting, that the person is a trustee for a shareholder who is entitled to vote on the resolution.

10.3	Votes by joint shareholders

If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders, but not both or all, may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)	if more than one of the joint shareholders is present at any meeting, personally or by proxy, the joint shareholder present whose name stands first on the central securities register in respect of the share is alone entitled to vote in respect of that share.

10.4	Trustees as joint shareholders

Two or more trustees of a shareholder in whose sole name any share is registered are, for the purposes of Article 10.3, deemed to be joint shareholders.

10.5	Representative of a corporate shareholder

If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must

(i)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least 2 business days before the day set for the holding of the meeting, or

(ii)	unless the notice of the meeting provides otherwise, be provided, at the meeting, to the chair of the meeting; and

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(b)	if a representative is appointed under this Article 10.5,

(i)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder, and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

10.6	When proxy provisions do not apply

Articles 10.7 to 10.13 do not apply to the Company if and for so long as it is a public company.

10.7	Appointment of proxy holder

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint a proxy holder to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

10.8	Alternate proxy holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

10.9	When proxy holder need not be shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(a)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 10.5;

(b)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(c)	the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

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10.10	Form of proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

(Name of Company)

The undersigned, being a shareholder of the above named Company, hereby appoints .......................................      or,          failing         that         person, ........................................, as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on the day of and at any adjournment of that meeting.

Signed this .......... day of .............................................., .................

...............................................................

Signature of shareholder

10.11	Provision of proxies

A proxy for a meeting of shareholders must:

(a)	be received at the registered office of the Company or at any other place specified in the notice calling the meeting for the receipt of proxies, at least the number of business days specified in the notice or, if no number of days is specified, 2 business days before the day set for the holding of the meeting; or

(b)	unless the notice of the meeting provides otherwise, be provided at the meeting to the chair of the meeting.

10.12	Revocation of proxies

Subject to Article 10.13, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	provided at the meeting to the chair of the meeting.

10.13	Revocation of proxies must be signed

An instrument referred to in Article 10.12 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her trustee; or

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 10.5.

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10.14	Validity of proxy votes

A vote given in accordance with the terms of a proxy is valid despite the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

10.15	Production of evidence of authority to vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

10.16	Chair May Determine Validity of Proxy

Unless prohibited by applicable law, the chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Article 10 as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at the meeting and any such determination made in good faith shall be final, conclusive and binding upon the meeting.

PART 11 – DIRECTORS

11.1	First directors; number of directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 12.7, is set at:

(a)	subject to paragraphs (b) and (c), the number of directors that is equal to the number of the Company’s first directors;

(b)	if the Company is a public company, the greater of three and the number most recently elected by ordinary resolution (whether or not previous notice of the resolution was given); and

(c)	if the Company is not a public company, the number most recently elected by ordinary resolution (whether or not previous notice of the resolution was given).

11.2	Change in number of directors

If the number of directors is set under Articles 11.1(b) or 11.1(c):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(b)	if, contemporaneously with setting that number, the shareholders do not elect or appoint the directors needed to fill vacancies in the board of directors up to that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

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11.3	Directors’ acts valid despite vacancy

An act or proceeding of the directors is not invalid merely because fewer directors have been appointed or elected than the number of directors set or otherwise required under these Articles.

11.4	Qualifications of directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

11.5	Remuneration of directors

The directors are entitled to the remuneration, if any, for acting as directors as the directors may from time to time determine. If the directors so decide, the remuneration of the directors will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to a director in such director’s capacity as an officer or employee of the Company.

11.6	Reimbursement of expenses of directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

11.7	Special remuneration for directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

11.8	Gratuity, pension or allowance on retirement of director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 12 – ELECTION AND REMOVAL OF DIRECTORS

12.1	Election at annual general meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 7.2:

(a)	the shareholders entitled to vote at the annual general meeting for the election of directors may elect, or in the unanimous resolution appoint, a board of directors consisting of up to the number of directors for the time being set under these Articles; and

(b)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.

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12.2	Consent to be a director

No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

12.3	Failure to elect or appoint directors

If:

(a)	the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 7.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 7.2, to elect or appoint any directors;

then each director in office at such time continues to hold office until the earlier of:

(c)	the date on which his or her successor is elected or appointed; and

(d)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

12.4	Directors may fill casual vacancies

Any casual vacancy occurring in the board of directors may be filled by the remaining directors.

12.5	Remaining directors’ power to act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or for the purpose of summoning a meeting of shareholders to fill any vacancies on the board of directors or for any other purpose permitted by the Business Corporations Act.

12.6	Shareholders may fill vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, and the directors have not filled the vacancies pursuant to Article 12.5 above, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

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12.7	Additional directors

Notwithstanding Articles 11.1 and 11.2, between annual general meetings or unanimous resolutions contemplated by Article 7.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 12.7 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 12.7.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 12.1(a), but is eligible for re-election or re-appointment.

12.8	Ceasing to be a director

A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)	the director is removed from office pursuant to Articles 12.9 or 12.10.

12.9	Removal of director by shareholders

The Shareholders may, by special resolution, remove any director before the expiration of his or her term of office, and may, by ordinary resolution, elect or appoint a director to fill the resulting vacancy. If the shareholders do not contemporaneously elect or appoint a director to fill the vacancy created by the removal of a director, then the directors may appoint, or the shareholders may elect or appoint by ordinary resolution, a director to fill that vacancy.

12.10	Removal of director by directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

12.11	Nominations of directors

(a)	Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company.

(b)	Nominations of persons for election to the board may be made at any annual meeting of shareholders or at any special meeting of shareholders (if one of the purposes for which the special meeting was called was the election of directors):

(i)	by or at the direction of the board, including pursuant to a notice of meeting;

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(ii)	by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Business Corporations Act, or a requisition of the shareholders made in accordance with the provisions of the Business Corporations Act; or

(iii)	by any person (a “Nominating Shareholder”): (A) who, at the close of business on the date of the giving of the notice provided for below in this Article 12.11 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth below in this Article 12.11.

(c)	In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof (as provided for in Article 12.11(d)) in proper written form to the secretary of the Company at the principal executive offices of the Company.

(d)	To be timely, a Nominating Shareholder’s notice to the secretary of the Company must be given:

(i)	in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement (as defined below) of the date of the annual meeting was made, notice by the Nominating Shareholder may be given not later than the close of business on the tenth (10th) day after the Notice Date in respect of such meeting; and

(ii)	in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

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(e)	To be in proper written form, a Nominating Shareholder’s notice to the secretary of the Company must set forth:

(i)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of the person; (B) the principal occupation or employment of the person during the past five years; (C) the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; (D) a statement as to whether such person would be “independent” of the Company (as such term is defined under Applicable Securities Laws (as defined below)) if elected as a director at such meeting and the reasons and basis for such determination; (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Nominating Shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting jointly or in concert therewith, on the one hand, and such nominee, and his or her respective associates, or others acting jointly or in concert therewith, on the other hand; and (F) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws (as defined below); and

(ii)	as to the Nominating Shareholder giving the notice: (A) any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company; (B) the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of the record by the Nominating Shareholder as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, and (C) any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws (as defined below).

(f)	The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(g)	The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions set forth in this Article 12.11 and, if any proposed nomination is not in compliance with such provisions, to declare that such defective nomination shall be disregarded.

(h)	For purposes of this Article 12.11:

(i)	“Affiliate”, when used to indicate a relationship with a person, means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person;

(ii)	“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada;

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(iii)	“Associate”, when used to indicate a relationship with a specified person, means:

A.	any corporation or trust of which such person beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of such corporation or trust for the time being outstanding,

B.	any partner of that person,

C.	any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity,

D.	a spouse of such specified person,

E.	any person of either sex with whom such specified person is living in a conjugal relationship outside marriage, or

F.	any relative of such specified person or of a person mentioned in clauses D or E of this definition if that relative has the same residence as the specified person;

(iv)	“Derivatives Contract” means a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to expose the Receiving Party to economic benefits and risks that correspond substantially to the ownership by the Receiving Party of a number of shares in the capital of the Company or securities convertible into such shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Securities”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares in the capital of the Company or securities convertible into such shares or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate governmental authority shall not be deemed to be Derivatives Contracts;

(v)	“owned beneficially” or “owns beneficially” means, in connection with the ownership of shares in the capital of the Company by a person:

A.	any such shares as to which such person or any of such person’s Affiliates or Associates owns at law or in equity, or has the right to acquire or become the owner at law or in equity, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right attaching to any securities, or pursuant to any agreement, arrangement, pledge or understanding whether or not in writing,

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B.	any such shares as to which such person or any of such person’s Affiliates or Associates has the right to vote, or the right to direct the voting, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, pursuant to any agreement, arrangement, pledge or understanding whether or not in writing,

C.	any such shares which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such person or any of such person’s Affiliates or Associates is a Receiving Party; provided, however, that the number of shares that a person owns beneficially pursuant to this clause in connection with a particular Derivatives Contract shall not exceed the number of Notional Securities with respect to such Derivatives Contract; provided, further, that the number of securities owned beneficially by each Counterparty (including their respective Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause be deemed to include all securities that are owned beneficially, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party and this proviso shall be applied to successive Counterparties as appropriate, and

D.	any such shares which are owned beneficially within the meaning of this definition by any other person with whom such person is acting jointly or in concert with respect to the Company or any of its securities; and

(vi)	“public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Company under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com.

(i)	Notwithstanding any other provision of this Article 12.11, notice given to the secretary of the Company pursuant to this Article 12.11 may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the secretary of the Company for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid, provided that receipt of confirmation of such transmission has been received) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the secretary at the address of the principal executive offices of the Company; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(j)	Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Article 12.11.

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PART 13 – PROCEEDINGS OF DIRECTORS

13.1	Meetings of directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the board held at regular intervals may be held at the place and at the time that the board may by resolution from time to time determine.

13.2	Chair of meetings

Meetings of directors are to be chaired by:

(a)	the chair of the board, if any;

(b)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(c)	any other director chosen by the directors if:

(i)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting,

(ii)	neither the chair of the board nor the president, if a director, is willing to chair the meeting, or

(iii)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

13.3	Voting at meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

13.4	Meetings by telephone or other communications medium

A director may participate in a meeting of the directors or of any committee of the directors in person, or by telephone or other communications medium, if all directors participating in the meeting are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 13.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

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13.5	Who may call extraordinary meetings

A director may call a meeting of the board at any time. The secretary, if any, must on request of a director, call a meeting of the board.

13.6	Notice of extraordinary meetings

Subject to Articles 13.7 and 13.8, if a meeting of the board is called under Article 13.5, reasonable notice of that meeting, specifying the place, date and time of that meeting, must be given to each of the directors:

(a)	by mail addressed to the director’s address as it appears on the books of the Company or to any other address provided to the Company by the director for this purpose;

(b)	by leaving it at the director’s prescribed address or at any other address provided to the Company by the director for this purpose; or

(c)	orally, by delivery of written notice or by telephone, voice mail, e-mail, fax or any other method of legibly transmitting messages.

13.7	When notice not required

It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed;

(b)	the director has filed a waiver under Article 13.9; or

(c)	the director attends such meeting.

13.8	Meeting valid despite failure to give notice

The accidental omission to give notice of any meeting of directors to any director, or the non- receipt of any notice by any director, does not invalidate any proceedings at that meeting.

13.9	Waiver of notice of meetings

Any director may file with the Company a notice waiving notice of any past, present or future meeting of the directors and may at any time withdraw that waiver with respect to meetings of the directors held after that withdrawal.

13.10	Effect of waiver

After a director files a waiver under Article 13.9 with respect to future meetings of the directors, and until that waiver is withdrawn, notice of any meeting of the directors need not be given to that director unless the director otherwise requires in writing to the Company.

13.11	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is a majority of the directors.

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13.12	If only one director

If, in accordance with Article 11.1, the number of directors is one, the quorum necessary for the transaction of the business of the directors is one director, and that director may constitute a meeting.

PART 14 – COMMITTEES OF DIRECTORS

14.1	Appointment of committees

The directors may, by resolution:

(a)	appoint one or more committees consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under paragraph (a) any of the directors’ powers, except:

(i)	the power to fill vacancies in the board,

(ii)	the power to change the membership of, or fill vacancies in, any committee of the board, and

(iii)	the power to appoint or remove officers appointed by the board; and

(c)	make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

14.2	Obligations of committee

Any committee formed under Article 14.1, in the exercise of the powers delegated to it, must:

(a)	conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held after the act or thing has been done.

14.3	Powers of board

The board may, at any time:

(a)	revoke the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation or overriding;

(b)	terminate the appointment of, or change the membership of, a committee; and

(c)	fill vacancies in a committee.

14.4	Committee meetings

Subject to Article 14.2(a):

(a)	the members of a directors’ committee may meet and adjourn as they think proper;

(b)	a directors’ committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

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(c)	a majority of the members of a directors’ committee constitutes a quorum of the committee; and

(d)	questions arising at any meeting of a directors’ committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

PART 15 – OFFICERS

15.1	Appointment of officers

The board may, from time to time, appoint a president, secretary or any other officers that it considers necessary or desirable, and none of the individuals appointed as officers need be a member of the board.

15.2	Functions, duties and powers of officers

The board may, for each officer:

(a)	determine the functions and duties the officer is to perform;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	from time to time revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

15.3	Remuneration

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the board thinks fit and are subject to termination at the pleasure of the board.

PART 16 – CERTAIN PERMITTED ACTIVITIES OF DIRECTORS

16.1	Other office of director

A director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.2	No disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise.

16.3	Professional services by director or officer

Subject to compliance with the provisions of the Business Corporations Act, a director or officer of the Company, or any corporation or firm in which that individual has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such corporation or firm is entitled to remuneration for professional services as if that individual were not a director or officer.

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16.4	Remuneration and benefits received from certain entities

A director or officer may be or become a director, officer or employee of, or may otherwise be or become interested in, any corporation, firm or entity in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other corporation, firm or entity.

PART 17 – INDEMNIFICATION

17.1	Indemnification of directors

The directors must cause the Company to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act.

17.2	Deemed contract

Each director is deemed to have contracted with the Company on the terms of the indemnity referred to in Article 17.1.

PART 18 – AUDITOR

18.1	Remuneration of an auditor

The directors may set the remuneration of the auditor of the Company without the prior approval of the shareholders.

18.2	Waiver of appointment of an auditor

The Company shall not be required to appoint an auditor if all of the shareholders of the Company, whether or not their shares otherwise carry the right to vote, resolve by a unanimous resolution to waive the appointment of an auditor. Such waiver may be given before, on or after the date on which an auditor is required to be appointed under the Business Corporations Act, and is effective for one financial year only.

PART 19 – DIVIDENDS

19.1	Declaration of dividends

Subject to the rights, if any, of shareholders holding shares with special rights as to dividends, the directors may from time to time declare and authorize payment of any dividends the directors consider appropriate.

19.2	No notice required

The directors need not give notice to any shareholder of any declaration under Article 19.1.

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19.3	Directors may determine when dividend payable

Any dividend declared by the directors may be made payable on such date as is fixed by the directors.

19.4	Dividends to be paid in accordance with number of shares

Subject to the rights of shareholders, if any, holding shares with special rights as to dividends, all dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

19.5	Manner of paying dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid up shares or fractional shares, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they consider expedient, and, in particular, may set the value for distribution of specific assets.

19.6	Dividend bears no interest

No dividend bears interest against the Company.

19.7	Fractional dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

19.8	Payment of dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed:

(a)	subject to paragraphs (b) and (c), to the address of the shareholder;

(b)	subject to paragraph (c), in the case of joint shareholders, to the address of the joint shareholder whose name stands first on the central securities register in respect of the shares; or

(c)	to the person and to the address as the shareholder or joint shareholders may direct in writing.

19.9	Receipt by joint shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

PART 20 – ACCOUNTING RECORDS

20.1	Recording of financial affairs

The board must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the provisions of the Business Corporations Act.

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PART 21 – EXECUTION OF INSTRUMENTS

21.1	Who may attest seal

The Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signature or signatures of:

(a)	any 2 directors;

(b)	any officer, together with any director;

(c)	if the Company has only one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by resolution of the directors.

21.2	Sealing copies

For the purpose of certifying under seal a true copy of any resolution or other document, the seal must be impressed on that copy and, despite Article 21.1, may be attested by the signature of any director or officer.

21.3	Execution of documents not under seal

Any instrument, document or agreement for which the seal need not be affixed may be executed for and on behalf of and in the name of the Company by any one director or officer of the Company, or by any other person appointed by the directors for such purpose.

PART 22 – NOTICES

22.1	Method of giving notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address,

(ii)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class, or

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address,

(ii)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class,

(iii)	in any other case, the delivery address of the intended recipient;

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(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(e)	physical delivery to the intended recipient; or

(f)	such other manner of delivery as is permitted by applicable legislation governing electronic delivery.

22.2	Deemed receipt of mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 22.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

22.3	Certificate of sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 22.1, prepaid and mailed or otherwise sent as permitted by Article 22.1 is conclusive evidence of that fact.

22.4	Notice to joint shareholders

A notice, statement, report or other record may be provided by the Company to the joint registered shareholders of a share by providing the notice to the joint registered shareholder first named in the central securities register in respect of the share.

22.5	Notice to trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description, and

(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)	if an address referred to in Article 22.5(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

PART 23 – RESTRICTION ON SHARE TRANSFER

23.1	Application

Article 23.2 does not apply to the Company if and for so long as it is a public company.

23.2	Consent required for transfer

No shares may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

Full Name and Signature of Incorporator	Date of Signing
__________________________________	♦______, 2020
♦

C-1

SCHEDULE C

FORM OF AMALGAMATION APPLICATION

[See attached]

BRITISH COLUMBIA | BC Registry Services

AMALGAMATION APPLICATION

FORM 13 – BC COMPANY

Section 275 *Business Corporations Act*

Telephone: 1 877 526-1526
www.bcregistryservices.gov.bc.ca

DO NOT MAIL THIS FORM to BC Registry Services unless you are instructed to do so by registry staff. The Regulation under the *Business Corporations Act* requires the electronic version of this form to be filed on the Internet at www.corporateonline.gov.bc.ca

Freedom of Information and Protection of Privacy Act (FOIPPA): Personal information provided on this form is collected, used and disclosed under the authority of the *FOIPPA* and the *Business Corporations Act* for the purposes of assessment. Questions regarding the collection, use and disclosure of personal information can be directed to the Executive Coordinator of the BC Registry Services at 1 877 526-1526, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

A INITIAL INFORMATION – *When the amalgamation is complete, your company will be a BC limited company.*

What kind of company(ies) will be involved in this amalgamation?
(Check all applicable boxes.)

- [x] BC company
- [ ] BC unlimited liability company

B NAME OF COMPANY – *Choose **one** of the following:*

- [ ] The name ______________________________ is the name reserved for the amalgamated company. The name reservation number is: ____________________,

OR

- [ ] The company is to be amalgamated with a name created by adding "B.C. Ltd." after the incorporation number,

OR

- [x] The amalgamated company is to adopt, as its name, the name of one of the amalgamating companies.

The name of the amalgamating company being adopted is: ASEP Medical Inc.

The incorporation number of that company is: BC1261038

Please note: If you want the name of an amalgamating corporation that is a foreign corporation, you must obtain a name approval before completing this amalgamation application.

C AMALGAMATION STATEMENT – *Please indicate the statement applicable to this amalgamation.*

- [ ] **With Court Approval:**
This amalgamation has been approved by the court and a copy of the entered court order approving the amalgamation has been obtained and has been deposited in the records office of each of the amalgamating companies.

OR

- [x] **Without Court Approval:**
This amalgamation has been effected without court approval. A copy of all of the required affidavits under section 277(1) have been obtained and the affidavit obtained from each amalgamating company has been deposited in that company's records office.

FORM 13/WEB Rev. 2014 / 03 / 17 Page 1

D AMALGAMATION EFFECTIVE DATE – *Choose **one** of the following:*

☐ The amalgamation is to take effect at the time that this application is filed with the registrar.

☐ The amalgamation is to take effect at 12:01a.m. Pacific Time on ______ (YYYY / MM / DD) being a date that is not more than ten days after the date of the filing of this application.

☐ The amalgamation is to take effect at ______ ☐ a.m. or ☐ p.m. Pacific Time on ______ (YYYY / MM / DD) being a date and time that is not more than ten days after the date of the filing of this application.

E AMALGAMATING CORPORATIONS

Enter the name of each amalgamating corporation below. For each company, enter the incorporation number. If the amalgamating corporation is a foreign corporation, enter the foreign corporation's jurisdiction and if registered in BC as an extraprovincial company, enter the extraprovincial company's registration number. Attach an additional sheet if more space is required.

	NAME OF AMALGAMATING CORPORATION	BC INCORPORATION NUMBER, OR EXTRAPROVINCIAL REGISTRATION NUMBER IN BC	FOREIGN CORPORATION'S JURISDICTION
1.	1295277 B.C. Ltd.	BC1295277	
2.	ASEP Medical Inc.	BC1261038	
3.			
4.			
5.			

F FORMALITIES TO AMALGAMATION

If any amalgamating corporation is a foreign corporation, section 275 (1)(b) requires an authorization for the amalgamation from the foreign corporation's jurisdiction to be filed.

☐ This is to confirm that each authorization for the amalgamation required under section 275(1)(b) is being submitted for filing concurrently with this application.

G CERTIFIED CORRECT – I have read this form and found it to be correct.

This form must be signed by an authorized signing authority for each of the amalgamating companies as set out in Item E.

	NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED (YYYY / MM / DD)
1.	Eric Boehnke	X	
2.	Mike Graw	X	
3.		X	
4.		X	
5.		X	

FORM 13/WEB Rev. 2014 / 03 / 17

Page 2

NOTICE OF ARTICLES

A NAME OF COMPANY

Set out the name of the company as set out in Item B of the Amalgamation Application.

ASEP Medical Inc.

B TRANSLATION OF COMPANY NAME

Set out every translation of the company name that the company intends to use outside of Canada.

C DIRECTOR NAME(S) AND ADDRESS(ES)

Set out the full name, delivery address and mailing address (if different) of every director of the company. The director may select to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9 a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual's residence. The delivery address must not be a post office box. Attach an additional sheet if more space is required.

LAST NAME	FIRST NAME	MIDDLE NAME	
DELIVERY ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
MAILING ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE

LAST NAME	FIRST NAME	MIDDLE NAME	
DELIVERY ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
MAILING ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE

LAST NAME	FIRST NAME	MIDDLE NAME	
DELIVERY ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
MAILING ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE

LAST NAME	FIRST NAME	MIDDLE NAME	
DELIVERY ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE
MAILING ADDRESS	PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE

FORM 13/WEB Rev. 2014 / 03 / 17

NOA Page 1

D REGISTERED OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY'S REGISTERED OFFICE	PROVINCE	POSTAL CODE
1790 - 1066 West Hastings Street, Vancouver	BC	V6E 3X1
MAILING ADDRESS OF THE COMPANY'S REGISTERED OFFICE	PROVINCE	POSTAL CODE
1790 - 1066 West Hastings Street, Vancouver	BC	V6E 3X1

E RECORDS OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY'S RECORDS OFFICE	PROVINCE	POSTAL CODE
800 – 885 West Georgia Street, Vancouver	BC	V6C 3H1
MAILING ADDRESS OF THE COMPANY'S RECORDS OFFICE	PROVINCE	POSTAL CODE
800 – 885 West Georgia Street, Vancouver	BC	V6C 3H1

F AUTHORIZED SHARE STRUCTURE

Identifying name of class or series of shares	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number.		Kind of shares of this class or series of shares.			Are there special rights or restrictions attached to the shares of this class or series of shares?	
	THERE IS NO MAXIMUM (✔)	MAXIMUM NUMBER OF SHARES AUTHORIZED	WITHOUT PAR VALUE (✔)	WITH A PAR VALUE OF ($)	Type of currency	YES (✔)	NO (✔)
Common	✓		✓				✓

FORM 13/WEB Rev. 2014 / 03 / 17

NOA Page 2

D-1

SCHEDULE D

FORM OF TCC SPINCO STOCK OPTION PLAN

[See attached]

ASEP MEDICAL HOLDINGS INC.

INCENTIVE STOCK OPTION PLAN

PART 1

INTERPRETATION

1.1	Definitions. In this Plan, the following words and phrases shall have the following meanings:

(a)	“Affiliate” means a company that is a parent or Subsidiary of the Company, or that is controlled by the same person as the Company;

(b)	“Board” means the board of directors of the Company or any committee thereof duly empowered and authorized to grant Options under this Plan;

(c)	“Change of Control” means the occurrence of any one of the following events:

(i)	there is a report filed with any securities commission or securities regulatory authority in Canada, disclosing that any offeror (as the term “offeror” is defined in Section 1.1 of Multilateral Instrument 62-104 – Take-Over Bids and Issuer Bids) has acquired beneficial ownership of, or the power to exercise control or direction over, or securities convertible into, any shares of capital stock of any class of the Company carrying voting rights under all circumstances (the “Voting Shares”), that, together with the offeror’s securities would constitute Voting Shares of the Company representing more than 50% of the total voting power attached to all Voting Shares of the Company then outstanding,

(ii)	there is consummated any amalgamation, consolidation, statutory arrangement, merger, business combination or other similar transaction involving the Company: (1) in which the Company is not the continuing or surviving corporation, or (2) pursuant to which any Voting Shares of the Company would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement, merger, business combination or other similar transaction involving the Company in which the holders of the Voting Shares of the Company immediately prior to such amalgamation, consolidation, statutory arrangement, merger, business combination or other similar transaction have, directly or indirectly, more than 50% of the Voting Shares of the continuing or surviving corporation immediately after such transaction,

(iii)	any person or group of persons shall succeed in having a sufficient number of its nominees elected as directors of the Company such that such nominees, when added to any existing directors of the Company, will constitute a majority of the directors of the Company, or

(iv)	there is consummated a sale, transfer or disposition by the Company of all or substantially all of the assets of the Company, provided that an event shall not constitute a Change of Control if its sole purpose is to change the jurisdiction of the Company’s organization or to create a holding company, partnership or trust that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such event;

(d)	“Company” means ASEP Medical Holdings Inc.;

(e)	“Consultant” means an individual or Consultant Company, other than an Employee, Director or Officer, that:

(i)	is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Company or to an Affiliate, other than services provided in relation to a distribution of securities,

(ii)	provides such services under a written contract between the Company or an Affiliate,

(iii)	in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate, and

(iv)	has a relationship with the Company or an Affiliate that enables the individual to be knowledgeable about the business and affairs of the Company;

(f)	“Consultant Company” means for an individual Consultant, a company or partnership of which the individual is an employee, shareholder or partner;

(g)	“CSE” means the Canadian Securities Exchange;

(h)	“Director” means a director of the Company or a Subsidiary;

(i)	“Disability” means any disability with respect to an Optionee which the Board, in its sole and unfettered discretion, considers likely to prevent the Optionee from permanently:

(i)	being employed or engaged by the Company, an Affiliate or another employer, in a position the same as or similar to that in which he was last employed or engaged by the Company or an Affiliate, or

(ii)	acting as a director or officer of the Company or an Affiliate,

and “Date of Disability” means the effective date of the Disability as determined by the Board in its sole and unfettered discretion;

(j)	“Eligible Person” means a bona fide Director, Officer, Employee or Consultant, or a corporation wholly owned by such Director, Officer, Employee or Consultant;

(k)	“Employee” means:

(i)	an individual who is considered an employee of the Company or an Affiliate under the Income Tax Act (and for whom income tax, employment insurance and CPP deductions must be made at source);

(ii)	an individual who works full-time for the Company or an Affiliate providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source; or

(iii)	an individual who works for the Company or an Affiliate on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions need not be made at source;

(l)	“Exchange” means the CSE or any other stock exchange on which the Shares are listed for trading;

(m)	“Exchange Policies” means the policies, bylaws, rules and regulations of the Exchange governing the granting of options by the Company, as amended from time to time;

(n)	“Exercise Price” means the amount payable per Share on the exercise of an Option, as determined in accordance with the terms hereof;

(o)	“Expiry Date” means 5:00 p.m. (Vancouver time) on the day on which an Option expires as specified in the Option Agreement therefor or in accordance with the terms of this Plan;

(p)	“Grant Date” for an Option means the date of grant thereof by the Board;

(q)	“Income Tax Act” means the Income Tax Act (Canada), as amended from time to time;

(r)	“Insider” has the meaning ascribed thereto in the Securities Act;

(s)	“Investor Relations Activities” means any activities or communications, by or on behalf of the Company or a shareholder of the Company, that promote or reasonably could be expected to promote the purchase or sale of securities of the Company, but does not include:

(i)	the dissemination of information or preparation of records in the ordinary course of business of the Company:

(A)	to promote the sale of products or services of the Company, or

(B)	to raise public awareness of the Company,

that cannot reasonably be considered to promote the purchase or sale of securities of the Company,

(ii)	activities or communications necessary to comply with the requirements of:

(A)	applicable Securities Laws,

(B)	the Exchange, or

(C)	the bylaws, rules or other regulatory instruments of any self-regulatory body or exchange having jurisdiction over the Company; or

(iii)	activities or communications that may be otherwise specified by the Exchange;

(t)	“Option” means the right to purchase Shares granted hereunder to an Eligible Person;

(u)	“Option Agreement” means the stock option agreement between the Company and an Eligible Person whereby the Company provides notice of grant of an Option to such Eligible Person;

(v)	“Optioned Shares” means Shares that may be issued in the future to an Eligible Person upon the exercise of an Option;

(w)	“Optionee” means the recipient of an Option hereunder, their heirs, executors and administrators;

(x)	“Officer” means any senior officer of the Company or an Affiliate;

(y)	“Plan” means this incentive stock option plan, as amended from time to time;

(z)	“Securities Act” means the Securities Act (British Columbia), as amended from time to time;

(aa)	“Securities Laws” means the applicable acts, policies, bylaws, rules and regulations of the securities commissions governing the granting of Options by the Company, as amended from time to time;

(bb)	“Shares” means the common shares in the capital of the Company, provided that, in the event of any adjustment pursuant to Section 4.7, “Shares” shall thereafter mean the shares or other property resulting from the events giving rise to the adjustment; and

(cc)	“Subsidiary” has the meaning ascribed thereto in the Securities Act.

1.2	Gender. Throughout this Plan, whenever the singular or masculine or neuter is used, the same shall be construed as meaning the plural or feminine or body politic or corporate, and vice-versa as the context or reference may require.

1.3	Currency. Unless otherwise indicated, all dollar amounts referred to in this Plan are in Canadian funds.

1.4	Interpretation. This Plan will be governed by and construed in accordance with the laws of the Province of British Columbia without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

PART 2

PURPOSE

2.1	Purpose. The purpose of this Plan is to attract and retain Directors, Officers, Employees and Consultants and to motivate them to advance the interests of the Company by affording them with the opportunity to acquire an equity interest in the Company through Options granted under this Plan.

PART 3

GRANTING OF OPTIONS

3.1	Establishment of Plan. This Plan is hereby established to recognize contributions made by Eligible Persons and to create an incentive for their continuing assistance to the Company and its Affiliates.

3.2	Eligibility. Options to purchase Shares may be granted hereunder to Eligible Persons from time to time by the Board.

3.3	Options Granted Under the Plan. All Options granted under the Plan will be evidenced by an Option Agreement in such form determined by the Board setting forth the number of Optioned Shares, the term of the Option, the vesting terms, if any, the Exercise Price and such other terms as determined by the Board.

3.4	Terms Incorporated. Subject to specific variations approved by the Board, all terms and conditions set out herein will be deemed to be incorporated into and form part of an Option Agreement made hereunder. In the event of any discrepancy between this Plan and an Option Agreement, the provisions of this Plan shall govern.

3.5	Limitations on Shares Available for Issuance. Unless authorized by the shareholders of the Company in accordance with applicable Securities Laws, the number of Shares reserved for issuance under this Plan, together with all of the Company’s other previously established or proposed stock options, stock option plans, employee stock purchase plans or any other compensation or incentive mechanisms involving the issuance or potential issuance of Shares, as applicable, shall not exceed 10% of the total number of issued Shares of the Company (calculated on a non-diluted basis) at the time an Option is granted.

3.6	Options Not Exercised. In the event an Option granted under the Plan expires unexercised, is terminated or is otherwise lawfully cancelled prior to exercise of the Option, the Optioned Shares that were issuable thereunder will be returned to the Plan and will be available again for an grant under this Plan.

3.7	Acceleration of Unvested Options. If there is a Change of Control, then all outstanding Options, whether fully vested and exercisable or remaining subject to vesting provisions or other limitations on exercise, shall be exercisable in full.

3.8	Powers of the Board. The Board will be responsible for the general administration of the Plan and the proper execution of its provisions, the interpretation of the Plan and the determination of all questions arising hereunder. Without limiting the generality of the foregoing, the Board has the power to:

(a)	allot Shares for issuance in connection with the exercise of Options;

(b)	grant Options hereunder;

(c)	subject to appropriate shareholder and regulatory approval, amend, suspend, terminate or discontinue the Plan, or revoke or alter any action taken in connection therewith, except that no general amendment or suspension of the Plan will, without the written consent of all applicable Optionees, alter or impair any Option previously granted under the Plan;

(d)	delegate all or such portion of its powers hereunder as it may determine to one or more committees of the Board, either indefinitely or for such period of time as it may specify, and thereafter each such committee may exercise the powers and discharge the duties of the Board in respect of the Plan so delegated to the same extent as the Board is hereby authorized so to do; and

(e)	may in its sole discretion amend this Plan (except for previously granted and outstanding Options) to reduce the benefits that may be granted to Eligible Persons (before a particular Option is granted) subject to the other terms hereof.

PART 4

TERMS AND CONDITIONS OF OPTIONS

4.1	Exercise Price. The Board shall establish the Exercise Price at the time each Option is granted, subject to the following conditions:

(a)	if the Shares are listed on an Exchange, then the Exercise Price for the Options granted will not be less than the minimum prevailing price permitted by the Exchange;

(b)	if the Shares are not listed, posted and trading on any stock exchange or quoted on any quotation system, then the Exercise Price for the Options granted will be determined by the Board at the time of granting; and

(c)	in all other cases, the Exercise Price shall be determined in accordance with the applicable Securities Laws and Exchange Policies.

4.2	Term of Option. The Board shall establish the Expiry Date for each Option at the time such Option is granted, subject to the following conditions:

(a)	the Option will expire upon the occurrence of any event set out in Section 4.6 and at the time period set out therein; and

(b)	the Expiry Date cannot be longer than the maximum exercise period as determined by the applicable Securities Laws and Exchange Policies.

4.3	Automatic Extension of Term of Option. The Expiry Date will be automatically extended if the Expiry Date falls within a blackout period during which the Company prohibits Optionees from exercising their Options, provided that:

(a)	the blackout period has been formally imposed by the Company pursuant to its internal trading policies as a result of the bona fide existence of undisclosed material information (as defined in applicable Securities Laws and Exchange Policies);

(b)	the blackout period expires upon the general disclosure of the undisclosed material information and the expiry date of the affected Options is extended to no later than ten (10) business days after the expiry of the blackout period; and

(c)	the automatic extension will not be permitted where the Optionee or the Company is subject to a cease trade order (or similar order under applicable securities laws) in respect of the Company’s securities.

4.4	Vesting of Options.

(a)	No Option shall be exercisable until it has vested. The Board shall establish a vesting period or periods at the time each Option is granted to an Eligible Person, subject to the compliance with applicable Securities Laws and Exchange Policies.

(b)	If no vesting schedule is specified at the time of grant and the Optionee is not performing Investor Relations Activities, the Option shall vest immediately.

4.5	Non Assignable. Subject to Section 4.6, all Options will be exercisable only by the Optionee to whom they are granted and will not be assignable or transferable.

4.6	Termination of Option. Unless the Board determines otherwise, the Options will terminate in the following circumstances:

(a)	Termination of Services For Cause. If the engagement of the Optionee as a Director, Officer, Employee or Consultant is terminated for cause (as determined by common law), any Option granted hereunder to such Optionee shall terminate and cease to be exercisable immediately upon the Optionee ceasing to be a Director, Officer, Employee or Consultant by reason of termination for cause;

(b)	Termination of Services Without Cause or Upon by Resignation. If the engagement of the Optionee as a Director, Officer, Employee or Consultant of the Company is terminated for any reason other than cause (as determined by common law), disability or death, or if such Director, Officer, Employee, or Consultant resigns, as the case may be, the Optionee may exercise any Option granted hereunder to the extent that such Option was exercisable and had vested on the date of termination until the date that is the earlier of (i) the Expiry Date, and (ii) the date that is 30 days after the effective date of the Optionee ceasing to be a Director, Officer, Employee or Consultant for such reason or because of such resignation;

(c)	Death. If the Optionee dies, the Optionee’s lawful personal representatives, heirs or executors may exercise any Option granted hereunder to the Optionee to the extent such Option was exercisable and had vested on the date of death until the earlier of (i) the Expiry Date, and (ii) one year after the date of death of such Optionee;

(d)	Disability. If the Optionee ceases to be an Eligible Person due to his Disability, or, in the case of an Optionee that is a company, the Disability of the person who provides management or consulting services to the Company or to an Affiliate, the Optionee may exercise any Option granted hereunder to the extent that such Option was exercisable and had vested on the Date of Disability until the earlier of (i) the Expiry Date, and (ii) the date that is one year after the Date of Disability; and

(e)	Changes in Status of Eligible Person. If the Optionee ceases to be one type of Eligible Person but concurrently is or becomes one or more other type of Eligible Person, the Option will not terminate but will continue in full force and effect and the Optionee may exercise the Option until the earlier of (i) the Expiry Date, and (ii) the applicable date set forth in Sections 4.6(a) to 4.6(d) above where the Optionee ceases to be any type of Eligible Person. If the Optionee is an Employee, the Option will not be affected by any change of the Optionee’s employment where the Optionee continues to be employed by the Company or an Affiliate.

4.7	Adjustment of the Number of Optioned Shares. The number of Optioned Shares subject to an Option will be subject to adjustment in the events and in the manner following:

(a)	Following the date an Option is granted, the exercise price for and the number of Optioned Shares which are subject to an Option will be adjusted, with respect to the then unexercised portion thereof, in the events and in accordance with the provisions and rules set out in this Section 4.7, with the intent that the rights of Optionees under their Options are, to the extent possible, preserved and maintained notwithstanding the occurrence of such events. Any dispute that arises at any time with respect to any adjustment pursuant to such provisions and rules will be conclusively determined by the Board, and any such determination will be binding on the Company, the Optionee and all other affected parties.

(b)	If there is a change in the outstanding Shares by reason of any share consolidation or split, reclassification or other capital reorganization, or a stock dividend, arrangement, amalgamation, merger or combination, or any other change to, event affecting, exchange of or corporate change or transaction affecting the Shares, the Board shall make, as it shall deem advisable and subject to the requisite approval of the relevant regulatory authorities, appropriate substitution and/or adjustment in:

(i)	the number and kind of shares or other securities or property reserved or to be allotted for issuance pursuant to this Plan;

(ii)	the number and kind of shares or other securities or property reserved or to be allotted for issuance pursuant to any outstanding unexercised Options, and in the exercise price for such shares or other securities or property; and

(iii)	the vesting of any Options, including the accelerated vesting thereof on conditions the Board deems advisable, and if the Company undertakes an arrangement or is amalgamated, merged or combined with another corporation, the Board shall make such provision for the protection of the rights of Optionees as it shall deem advisable.

(c)	If the outstanding Shares are changed into or exchanged for a different number of shares or into or for other securities of the Company or securities of another company or entity, in a manner other than as specified in Section 4.6(b), then the Board, in its sole discretion, may make such adjustment to the securities to be issued pursuant to any exercise of the Option and the exercise price to be paid for each such security following such event as the Board in its sole and absolute discretion determines to be equitable to give effect to the principle described in Section 4.7, and such adjustments shall be effective and binding upon the Company and the Optionee for all purposes.

(d)	No adjustment provided in this Section 4.7 shall require the Company to issue a fractional share and the total adjustment with respect to each Option shall be limited accordingly.

(e)	The grant or existence of an Option shall not in any way limit or restrict the right or power of the Company to effect adjustments, reclassifications, reorganizations, arrangements or changes of its capital or business structure, or to amalgamate, merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

PART 5

COMMITMENT AND EXERCISE PROCEDURES

5.1	Option Agreement. Upon grant of an Option hereunder, an authorized director, officer or agent of the Company will deliver to the Optionee an Option Agreement detailing the terms of such Options and upon such delivery the Optionee will be subject to the Plan and have the right to purchase the Optioned Shares at the Exercise Price set out therein subject to the terms and conditions hereof.

5.2	Manner of Exercise. An Optionee who wishes to exercise his Option, in its entirety or any portion thereof, may do so by delivering:

(a)	a notice of exercise to the Company specifying the number of Optioned Shares being acquired pursuant to the Option; and

(b)	cash, a certified cheque or a bank draft payable to the Company for the aggregate Exercise Price for the Optioned Shares being acquired.

5.3	Subsequent Exercises. If an Optionee exercises only a portion of the total number of his Options, then the Optionee may, from time to time, subsequently exercise all or part of the remaining Options until the Expiry Date.

5.4	Delivery of Certificate and Hold Periods. As soon as practicable after receipt of the Notice of Exercise described in Section 5.2 and payment in full for the Optioned Shares being received by the Company, the Company will or will direct its transfer agent to issue a certificate to the Optionee for the appropriate number of Optioned Shares. Such certificate issued may bear a legend stipulating any resale restrictions required under applicable Securities Laws and Exchange Policies.

5.5	Withholding. The Company may withhold from any amount payable to an Optionee, either under this Plan or otherwise, such amount as it reasonably believes is necessary to enable the Company to comply with the applicable requirements of any federal, provincial, local or foreign law, or any administrative policy of any applicable tax authority, relating to the withholding of tax or any other required deductions with respect to options (the “Withholding Obligations”). The Company may also satisfy any liability for the Withholding Obligations, on such terms and conditions as the Company may determine in its discretion, by:

(a)	requiring an Optionee, as a condition to the exercise of any Options, to make such arrangements as the Company may require so that the Company can satisfy the Withholding Obligations including, without limitation, requiring the Optionee to remit to the Company in advance, or reimburse the Company for, the Withholding Obligations; or

(b)	selling on the Optionee’s behalf, or requiring the Optionee to sell, Optioned Shares acquired by the Optionee under the Plan, or retaining any amount which would otherwise be payable to the Optionee in connection with any such sale.

PART 6

AMENDMENTS

6.1	Amendment of the Plan. The Board reserves the right, in its absolute discretion, to at any time amend, modify or terminate the Plan with respect to all Shares in respect of Options which have not yet been granted hereunder. Any amendment to any provision of the Plan will be subject to shareholder approval, if applicable, and any necessary regulatory approvals. If this Plan is suspended or terminated, the provisions of this Plan and any administrative guidelines, rules and regulations relating to this Plan shall continue in effect for the duration of such time as any Option remains outstanding.

6.2	Amendment of Outstanding Options. The Board may amend any Option with the consent of the affected Optionee and the Exchange, if required, including any shareholder approval required by the Exchange Policies or applicable Securities Laws.

6.3	Amendment Subject to Approval. If the amendment of an Option requires shareholder or regulatory approval, such amendment may be made prior to such approvals being given, but no such amended Options may be exercised unless and until such approvals are given.

PART 7

GENERAL

7.1	Exclusion from Severance Allowance, Retirement Allowance or Termination Settlement. If the Optionee retires, resigns or is terminated from employment or engagement with the Company or Affiliate, the loss or limitation, if any, pursuant to the Option Agreement with respect to the right to purchase Optioned Shares, shall not give rise to any right to damages and shall not be included in the calculation of nor form any part of any severance allowance, retiring allowance or termination settlement of any kind whatsoever in respect of such Optionee.

7.2	Employment and Services. Nothing contained in the Plan will confer upon or imply in favour of any Optionee any right with respect to office, employment or provision of services with the Company, or interfere in any way with the right of the Company to lawfully terminate the Optionee’s office, employment or service at any time pursuant to the arrangements pertaining to same. Participation in the Plan by an Optionee is voluntary.

7.3	No Rights as Shareholder. Nothing contained in this Plan nor in any Option granted thereunder shall be deemed to give any Optionee any interest or title in or to any Shares or any rights as a shareholder of the Company or any other legal or equitable right against the Company whatsoever other than as set forth in this Plan and pursuant to the exercise of any Option in accordance with the provisions of the Plan and the Option Agreement.

7.4	No Representation or Warranty. The Company makes no representation or warranty as to the future market value of Optioned Shares issued in accordance with the provisions of the Plan or to the effect of the Income Tax Act (Canada) or any other taxing statute governing the Options or the Optioned Shares issuable thereunder or the tax consequences to a Optionee. Compliance with applicable Securities Laws as to the disclosure and resale obligations of each Optionee is the responsibility of such Optionee and not the Company.

7.5	Other Arrangements. Nothing contained herein shall prevent the Board from adopting other or additional compensation arrangements, subject to any required approval.

7.6	No Fettering of Discretion. The awarding of Options under this Plan is a matter to be determined solely in the discretion of the Board. This Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any Shares or any other securities in the capital of the Company or any of its Affiliates other than as specifically provided for in this Plan.

PART 8

EFFECTIVE DATE OF PLAN

8.1	Effective Date. This Plan shall become effective upon its approval by the Board.